                          AGREEMENT AND PLAN OF MERGER

                            Dated as of June 10, 2001

                                      Among

                            INSTITUTO GRIFOLS, S.A.,

                                 SI MERGER CORP.

                                       AND

                                 SERACARE, INC.

                                TABLE OF CONTENTS

                                                                                                      Page

ARTICLE I THE SPIN-OFF AND THE MERGER..................................................................2

   Section 1.1       The Spin-Off......................................................................2
   Section 1.2       The Merger........................................................................2
   Section 1.3       Effective Time of the Merger......................................................3
   Section 1.4       Company Actions...................................................................3

ARTICLE II THE SURVIVING CORPORATION...................................................................3

   Section 2.1       Certificate of Incorporation......................................................3
   Section 2.2       By-laws...........................................................................3
   Section 2.3       Board of Directors and Officers...................................................3
   Section 2.4       Effects of Merger.................................................................3

ARTICLE III CONVERSION OF SHARES.......................................................................4

   Section 3.1       Conversion or Cancellation of Shares..............................................4
   Section 3.2       Surrender and Payment.............................................................4
   Section 3.3       Dissenting Shares.................................................................6
   Section 3.4       Stock Options.....................................................................7
   Section 3.5       Warrants..........................................................................8
   Section 3.6       Stockholders Meeting..............................................................8
   Section 3.7       Closing...........................................................................8
   Section 3.8       Transfer Taxes....................................................................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................9

   Section 4.1       Organization, Standing and Power..................................................9
   Section 4.2       Authority; Non-Contravention......................................................9
   Section 4.3       Financing........................................................................10
   Section 4.4       Brokers..........................................................................10
   Section 4.5       Share Ownership..................................................................10

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................11

   Section 5.1       Organization, Standing and Power.................................................11
   Section 5.2       Capital Structure................................................................11
   Section 5.3       Subsidiaries.....................................................................12
   Section 5.4       Authority; Non-Contravention.....................................................12
   Section 5.5       SEC Documents; Financial Statements..............................................13
   Section 5.6       Books and Records................................................................15
   Section 5.7       Absence of Undisclosed Liabilities...............................................15
   Section 5.8       Accounts Receivable..............................................................15
   Section 5.9       Inventory........................................................................15
   Section 5.10      Absence of Certain Changes or Events.............................................16
   Section 5.11      Litigation.......................................................................18


                                       i

   Section 5.12      Compliance with Law..............................................................19
   Section 5.13      Employee Plans...................................................................21
   Section 5.14      Employment Relations and Agreements..............................................24
   Section 5.15      Contracts........................................................................24
   Section 5.16      Environmental Laws and Regulations...............................................27
   Section 5.17      Real Property and Leases.........................................................29
   Section 5.18      Customers........................................................................31
   Section 5.19      Suppliers........................................................................31
   Section 5.20      Intellectual Property............................................................31
   Section 5.21      Insurance........................................................................32
   Section 5.22      Takeover Statutes................................................................32
   Section 5.23      Taxes............................................................................32
   Section 5.24      Accounts; Lockboxes; Safe Deposit Boxes..........................................33
   Section 5.25      Brokers.  (a)....................................................................33
   Section 5.26      Certain Interests................................................................33
   Section 5.27      Fairness Opinion.................................................................34
   Section 5.28      Volume of Plasma Collected.......................................................34
   Section 5.29      Disclosures......................................................................34
   Section 5.30      Life Sciences....................................................................34

ARTICLE VI REPRESENTATIONS AND WARRANTIES REGARDING SUB...............................................34

   Section 6.1       Organization and Standing........................................................34
   Section 6.2       Authority; Non-Contravention.....................................................34

ARTICLE VII COVENANTS RELATING TO CONDUCT OF BUSINESS.................................................35

   Section 7.1       Conduct of Business by the Company Pending the Merger............................35
   Section 7.2       Consultation with Purchaser......................................................38
   Section 7.3       Conduct of Business of Sub Pending the Merger....................................38

ARTICLE VIII ADDITIONAL AGREEMENTS....................................................................39

   Section 8.1       Proxy Statement..................................................................39
   Section 8.2       Indemnification..................................................................39
   Section 8.3       Additional Agreements............................................................41
   Section 8.4       Stockholders' Approval and Board of Directors Recommendation.....................42
   Section 8.5       No Solicitation..................................................................43
   Section 8.6       Directors........................................................................45
   Section 8.7       Access to Information, Employees and Company Properties..........................45
   Section 8.8       Spin-Off.........................................................................46
   Section 8.9       Governmental Filings.............................................................46
   Section 8.10      Timely Payment...................................................................46
   Section 8.11      Standstill Agreement.............................................................46
   Section 8.12      Public Announcements.............................................................47
   Section 8.13      Financing........................................................................47


                                       ii

ARTICLE IX CONDITIONS PRECEDENT.......................................................................48

   Section 9.1       Conditions to Each Party's Obligation to Effect the Merger.......................48
   Section 9.2       Additional Conditions to Obligation of the Company to Effect the Merger..........48
   Section 9.3       Additional Conditions to Obligation of Purchaser and Sub to Effect the Merger....50

ARTICLE X TERMINATION, AMENDMENT AND WAIVER...........................................................53

   Section 10.1      Termination by Mutual Consent....................................................53
   Section 10.2      Termination by Either Purchaser or the Company...................................53
   Section 10.3      Termination by Purchaser.........................................................54
   Section 10.4      Termination by the Company.......................................................54
   Section 10.5      Effect of Termination and Abandonment............................................54

ARTICLE XI MISCELLANEOUS..............................................................................56

   Section 11.1      Non-Survival of Representations, Warranties and Agreements.......................56
   Section 11.2      Notices..........................................................................56
   Section 11.3      Fees and Expenses................................................................58
   Section 11.4      Publicity........................................................................58
   Section 11.5      Specific Performance.............................................................58
   Section 11.6      Assignment; Binding Effect.......................................................58
   Section 11.7      Entire Agreement.................................................................59
   Section 11.8      Amendment........................................................................59
   Section 11.9      Governing Law....................................................................59
   Section 11.10     Consent to Jurisdiction..........................................................59
   Section 11.11     Counterparts.....................................................................59
   Section 11.12     Headings and Table of Contents...................................................60
   Section 11.13     Interpretation...................................................................60
   Section 11.14     Waivers..........................................................................60
   Section 11.15     Incorporation of Document........................................................60
   Section 11.16     Severability.....................................................................60
   Section 11.17     Subsidiaries; Knowledge of the Company...........................................60

Company Disclosure Letter

SCHEDULES

         2.3      - Directors
         9.3      - List of Consents

EXHIBITS

         A.       Form of Certificate

                               Defined Terms Index

                                                                                                Section
                                                                                                -------

Accounts Receivable............................................................................5.8, 5.10
Agreement.......................................................................................Preamble
Alternative Proposal.................................................................................8.5
Blue Sky Laws........................................................................................4.2
Books and Records....................................................................................5.6
CERCLA..............................................................................................5.16
Certificate of Merger................................................................................1.3
Certificates.........................................................................................3.2
Change in Company Recommendation.....................................................................8.4
CIBC World Markets..................................................................................5.25
Claim................................................................................................8.2
Closing..............................................................................................3.7
Closing Date.........................................................................................3.7
Code................................................................................................5.13
Commitment Letter....................................................................................4.3
Common Stock....................................................................................Recitals
Company.........................................................................................Preamble
Company Benefit Plan................................................................................5.13
Company Disclosure Letter............................................................................5.2
Company Expenses....................................................................................10.5
Company Financial Statements.........................................................................5.5
Company Products and Services.......................................................................5.12
Company Property(ies)...............................................................................5.17
Company Recommendation...............................................................................8.4
Company Reports......................................................................................5.5
Company SEC Documents................................................................................5.5
Company Termination Fee.............................................................................10.5
Company Termination Fee Event.......................................................................10.5
Confidentiality Agreement............................................................................8.7
Contracts...........................................................................................5.15
Customers...........................................................................................5.18
DGCL............................................................................................Recitals
Dissenting Shares....................................................................................3.3
Distribution....................................................................................Recitals
Distribution Ancillary Agreements....................................................................1.1
Effective Time.......................................................................................1.3
employee benefit plan...............................................................................5.13
Environment.........................................................................................5.16
Environmental Laws..................................................................................5.16
Environmental Liabilities...........................................................................5.16
Environmental Permits...............................................................................5.16
ERISA...............................................................................................5.13


                                       iv

excess parachute payment............................................................................5.13
Exchange Act.........................................................................................3.4
Exchange Agent.......................................................................................3.2
Exchange Instructions................................................................................3.2
Former Company Properties...........................................................................5.16
FTC..................................................................................................8.3
Governmental Entity..................................................................................4.2
Hazardous Substances................................................................................5.16
HSR Act..............................................................................................4.2
Indemnified Parties..................................................................................8.2
Industry Compliance Entities........................................................................5.12
Intellectual Property Rights........................................................................5.20
knowledge..........................................................................................11.17
Leased Property.....................................................................................5.17
Liens...............................................................................................5.17
Life Sciences...................................................................................Recitals
Matching Offer.......................................................................................8.5
Material Adverse Change..............................................................................4.2
Material Adverse Effect..............................................................................4.2
Merger..........................................................................................Recitals
Merger Consideration.................................................................................3.1
Notice of Superior Proposal..........................................................................8.4
Option(s)............................................................................................3.4
OSHA................................................................................................5.12
Owned Property......................................................................................5.17
Payment Fund.........................................................................................3.2
Permits.............................................................................................5.12
Permitted Liens.....................................................................................5.17
Person...............................................................................................3.2
Personnel...........................................................................................5.10
Preferred Stock......................................................................................5.2
Prohibited transaction..............................................................................5.13
Proxy Statement......................................................................................8.1
Purchaser.......................................................................................Preamble
Purchaser Expenses..................................................................................10.5
Purchaser Termination Fee...........................................................................10.5
Purchaser Termination Fee Event.....................................................................10.5
Reference Balance Sheet..............................................................................5.5
Representatives......................................................................................8.7
SEC..................................................................................................5.5
Securities Act.......................................................................................5.4
Separation Agreement............................................................................Recitals
Share(s).............................................................................................3.1
Special Meeting......................................................................................3.6
Spin-Off........................................................................................Recitals
Spin-Off Agreements..................................................................................1.1


                                        v

Stock Plan...........................................................................................5.2
Sub.............................................................................................Preamble
Subsidiary.........................................................................................11.17
Superior Proposal....................................................................................8.5
Surviving Corporation................................................................................1.2
Tax.................................................................................................5.23
Tax Return..........................................................................................5.23
Third Party..........................................................................................8.5
Voting Agreements...............................................................................Recitals
VSI Advisors........................................................................................5.25
Warrant(s)...........................................................................................3.5
Window Period........................................................................................8.4

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of June 10, 2001, by and among Instituto Grifols, S.A., a company organized under the laws of Spain ("PURCHASER"), SI Merger Corp., a Delaware corporation and a wholly owned subsidiary of Purchaser ("SUB"), and SeraCare, Inc., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

                  WHEREAS, the Board of Directors of the Company has determined that it is fair to and in the best interests of its stockholders for Sub to merge with and into the Company (the "MERGER") pursuant to Section 251 of the General Corporation Law of the State of Delaware ("DGCL"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of the Company has adopted resolutions approving and declaring the advisability of the Merger, this Agreement and the transactions and other agreements contemplated hereby, and has resolved, upon the terms and subject to the conditions set forth herein, to recommend that the Company's stockholders adopt this Agreement;

                  WHEREAS, the Board of Directors of each of Purchaser and Sub have adopted resolutions approving and declaring the advisability of the Merger, this Agreement and the transactions contemplated hereby;

                  WHEREAS, the parties have agreed (subject to the terms and conditions of this Agreement), as soon as practicable following the approval by the stockholders of the Company, to effect the Merger, as more fully described herein;

                  WHEREAS, immediately after the execution of this Agreement and as an inducement to Purchaser to enter into this Agreement, Purchaser and certain stockholders of the Company will enter into a Primary Voting Agreement and a Secondary Voting Agreement (collectively, the "VOTING AGREEMENTS") pursuant to which such stockholders will, among other things, grant to Purchaser an irrevocable proxy to vote in favor of the Merger, the adoption of this Agreement and all other actions necessary to consummate the Merger, the shares of common stock of the Company, par value $0.001 per share (the "COMMON STOCK") owned by such stockholders as specified therein, upon the terms and subject to the conditions specified therein;

                  WHEREAS, the Company and its wholly-owned subsidiary, SeraCare Life Sciences, Inc. ("LIFE SCIENCES"), are simultaneously herewith entering into a Master Separation and Distribution Agreement (the "SEPARATION AGREEMENT") pursuant to which immediately prior to the Effective Time all of the outstanding shares of common stock of Life Sciences will be distributed to the Company's stockholders (the "DISTRIBUTION"), and to effect the various transactions contemplated thereby, provided that all conditions precedent to the Distribution set forth in the Separation Agreement have been satisfied (all such transactions being herein referred to collectively as the "SPIN-OFF");

                  WHEREAS, the Board of Directors of Life Sciences has adopted resolutions approving and declaring the advisability of the Spin-Off and the Spin-Off Agreements;

                  WHEREAS, for United States federal income tax purposes, it is intended that the Distribution and the Merger be treated with respect to the Company stockholders as an integrated transaction and that the Distribution will be treated as a redemption of outstanding Common Stock in connection with the complete termination of the Company stockholders' interest in the Company;

                  WHEREAS, the Merger will occur only after and conditioned upon the Spin-Off; and

                  WHEREAS, Purchaser, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Spin-Off and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                           THE SPIN-OFF AND THE MERGER

                  Section 1.1 THE SPIN-OFF. Concurrently with the execution of this Agreement, the Company shall cause Life Sciences and each Person that is intended to be a party to the agreements set forth in Section 2.1 of the Separation Agreement (the "DISTRIBUTION ANCILLARY AGREEMENTS", and together with the Separation Agreement, the "SPIN-OFF AGREEMENTS") to enter into the Spin-Off Agreements and, provided that all conditions precedent to the Spin-Off set forth in the Separation Agreement have been satisfied, on the terms and subject to the conditions of the Spin-Off Agreements, immediately prior to the Effective Time, the Company shall effect the Distribution in connection with the Merger and the Company shall effect, and shall cause Life Sciences to effect, all other transactions related to the Spin-Off.

                  Section 1.2 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the corporation surviving the Merger (the "SURVIVING CORPORATION"), shall by virtue of the Merger continue its corporate existence under the laws of the State of Delaware and become a wholly-owned subsidiary of Purchaser.

                  Section 1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the date and time (the "EFFECTIVE TIME") when a certificate of merger meeting the requirements of Section 251 of the DGCL (the "CERTIFICATE OF MERGER") shall have been duly executed and filed in accordance with the DGCL, or at such other time as is agreed to by Purchaser, Sub and the Company and is specified in the Certificate of Merger in accordance with the DGCL, which Certificate of Merger shall be filed as soon as practicable following fulfillment of the conditions set forth in Article IX hereof.

                  Section 1.4 COMPANY ACTIONS. The Company hereby represents and warrants that its Board of Directors (at a meeting duly called and held), has
(i) determined that the Merger

(upon the terms and subject to the conditions of this Agreement) is fair to and in the best interests of the Company and its stockholders, (ii) resolved to approve and declare advisable this Agreement, the Spin-Off Agreements and the Merger, and to recommend adoption of this Agreement by the stockholders of the Company, (iii) approved this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby for purposes of Section 203 of the DGCL and (iv) caused the Board of Directors of Life Sciences to approve the Spin-Off Agreements.


                                   ARTICLE II

                            THE SURVIVING CORPORATION

                  Section 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until further amended in accordance with its terms and as provided by law.

                  Section 2.2 BY-LAWS. The By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by law.

                  Section 2.3 BOARD OF DIRECTORS AND OFFICERS. The persons specified in Schedule 2.3 shall be the directors of the Surviving Corporation, and the officers of the Surviving Corporation immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

                  Section 2.4 EFFECTS OF MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.


                                   ARTICLE III

                              CONVERSION OF SHARES

                  Section 3.1 CONVERSION OR CANCELLATION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company, Sub or the holder of any shares of Common Stock (each issued and outstanding share of Common Stock is referred to herein as a "SHARE" and collectively as the "SHARES"):

                           (a)      each Share outstanding immediately prior to
the Effective Time shall (except as otherwise provided in paragraph (b) of this Section 3.1 or as provided in Section 3.3 hereof with respect to Shares as to which appraisal rights have been demanded) be converted into the right to receive from the Purchaser the Merger Consideration (as hereinafter defined), in cash, without interest, upon surrender of the certificate which immediately prior to the Effective Time represented the Share as provided in Section 3.2;

                           (b)      each Share owned by Purchaser or the Company
or any other direct or indirect Subsidiary of the Company immediately prior to the Effective Time shall be canceled and cease to exist, and no payment shall be made with respect thereto; and

                           (c)      each share of common stock of Sub
outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted.

                           (d)      The "MERGER CONSIDERATION" shall mean the
amount determined by the formula (A+B-C) divided by (D+E) where:

"A" = $116,500,000.

"B" = The total cash paid, in the aggregate, as a result of the exercise of any options or warrants (excluding warrants to purchase an aggregate of 3,648,599 shares of Common Stock exercised by certain warrantholders on the date hereof in connection with the execution of the Voting Agreements) to purchase Common Stock from June 7, 2001 until the Closing Date.

"C" = The total cash payable to option and warrant holders pursuant to Sections
3.4 and 3.5 assuming all options and warrants to purchase Common Stock outstanding immediately prior to the Effective Time are cashed out at the Effective Time pursuant to Sections 3.4 and 3.5 hereof.

"D" = 13,889,615

"E" = The total number of shares of Common Stock issued by the Company as a result of the exercise of any options or warrants (excluding warrants to purchase an aggregate of 3,648,599 shares of Common Stock exercised by certain warrantholders on the date hereof in connection with the execution of the Voting Agreements) to purchase Common Stock from June 7, 2001 until the Closing Date.

                  Section 3.2 SURRENDER AND PAYMENT. (a) Prior to the Effective Time, Purchaser shall appoint as agent (the "EXCHANGE AGENT") a commercial bank or trust company, reasonably acceptable to the Company and having at least $50,000,000 in capital, surplus and undivided profits, for the purpose of exchanging certificates which immediately prior to the Effective Time represented Shares ("CERTIFICATES") for the Merger Consideration which holders of Certificates are entitled to receive pursuant to this Article III. Immediately prior to the Effective Time, Purchaser shall deposit in trust with the Exchange Agent cash in an aggregate amount equal to the product of (i) the number of Shares outstanding immediately prior to the Effective Time (other than the Shares owned by Purchaser or the Company and any direct or indirect Subsidiary of the Company, and Shares as to which appraisal rights have been demanded) and (ii) the Merger Consideration (such amount being hereinafter referred to as the "PAYMENT FUND"). The Payment Fund shall be invested by the Exchange Agent as directed by Purchaser (so long as such directions do not impair the rights of the holders of Shares) in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, and any net earnings with respect thereto shall be paid to Purchaser as and when requested by Purchaser. The Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 3.2(b) out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as provided herein. Promptly after the Effective Time, Purchaser will send, or will cause the Exchange Agent to send, to each holder of record of a Certificate or Certificates, other than holders of Certificates which represent Shares canceled and retired pursuant to Section 3.1(b) hereof, (i) a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title with respect to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Certificates for payment therefore (the "EXCHANGE INSTRUCTIONS").

                           (b)      Each holder of Certificates that represent
Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed and executed letter of transmittal covering such Certificates and any other documents reasonably required by the Exchange Instructions, will promptly receive the Merger Consideration payable in respect of such Certificates as provided in this
Article III, without any interest thereon, less any required withholding of taxes, and the Certificates so surrendered shall forthwith be canceled. After the Effective Time, and until so surrendered, each such Certificate shall represent for all purposes only the right to receive such Merger Consideration except as otherwise provided herein or by applicable law.

                           (c)      If any Certificate has been lost, stolen or
destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to the loss, theft or destruction of such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration.

                           (d)      If any portion of the Merger Consideration
is to be paid to a Person other than the registered holder of the Shares represented by the Certificate or Certificates surrendered in exchange therefore, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. The Exchange Agent may make any tax withholdings required by law if not provided with the appropriate documents. For purposes of this Agreement, "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                           (e)      After the Effective Time, the stock transfer
books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

                           (f)      Any portion of the Payment Fund that remains
unclaimed by the holders of Certificates 270 calendar days after the Effective Time (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it) shall be returned to the Surviving Corporation, upon demand, and any such holder of Certificates who has not exchanged his or her Certificates for the Merger Consideration in accordance with this Article III prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of Certificates (subject to abandoned property, escheat and other similar laws) as general creditors thereof. Notwithstanding the foregoing, neither the Surviving Corporation nor Purchaser shall be liable to any holder of Certificates for an amount paid to a public official pursuant to applicable abandoned property, escheat or other similar laws.

                           (g)      Any portion of the Merger Consideration made
available to the Exchange Agent pursuant to this Section 3.2 to pay for Certificates representing Shares for which appraisal rights have been demanded shall be returned to Purchaser upon demand.

                           (h)      All cash required to be paid hereunder for
the exchange of Certificates shall, upon payment to the holder thereof in accordance with this Article III, be deemed to have been paid in full satisfaction of all rights pertaining to such Certificates and the Shares represented thereby exchanged for cash pursuant to the Merger and this Agreement.

                  Section 3.3 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such Shares in accordance with Section 262 of the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration as provided in Section 3.1 hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal under the DGCL. Such holder of Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of the DGCL, provided that such holder complies with the provisions of Section 262 of the DGCL. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist and shall represent only the right to receive the fair value thereof in accordance with the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Purchaser prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Purchaser, make any payment with respect to, or settle or offer to settle, any such demands.

                  Section 3.4 STOCK OPTIONS. (a) Immediately prior to the Distribution each holder of a compensatory option to purchase Common Stock (an "OPTION") then outstanding shall be issued an option to purchase a number of shares of the common stock of Life Sciences equal to the number of shares of Common Stock for which such Option was, immediately prior to the Distribution, outstanding (whether or not then exercisable), with an exercise price equal to the Calculated Exercise Price. At the Effective Time, all Options outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and each holder of an Option will be entitled to receive from the Surviving Corporation for each share of Common Stock subject to an Option, an amount in cash equal to the excess, if any, of the Merger Consideration over the Adjusted Exercise Price of such Option, without interest. All amounts payable pursuant to this Section 3.4 shall be subject to all applicable withholding of taxes. The Company shall use commercially reasonable efforts to effectuate the foregoing, including using commercially reasonable efforts to obtain all necessary consents of the holders of Options or to effect amendments of Options and taking actions necessary to approve the disposition of the options to the extent necessary to exempt such dispositions and acquisitions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                           (b)      The "CALCULATED EXERCISE PRICE" shall be
determined, with respect to each Option or Warrant, by the following formula: A multiplied by (B divided by (B+C)), where:

"A" = The exercise price of the applicable Option or Warrant immediately prior to the Distribution.

"B" = The fair market value of Life Sciences as determined by Houlihan Lokey Howard and Zukin or another independent third-party appraisal firm designated by the Company and reasonably consented to by Purchaser whose determination of such fair market value shall be conclusive.

"C" = $116,500,000.

                           (c)      The "ADJUSTED EXERCISE PRICE" shall be
determined, with respect to each Option or Warrant, as applicable, by subtracting the Calculated Exercise Price for such Option or Warrant from the exercise price of such Option or Warrant immediately prior to the Distribution.

                  Section 3.5 WARRANTS. Immediately prior to the Distribution, in connection with the Merger, each holder of a non-compensatory warrant to purchase Common Stock (a "WARRANT") then outstanding shall be issued a warrant to purchase a number of shares of the common stock of Life Sciences equal to the number of shares of Common Stock for which such Warrant was, immediately prior to the Distribution, outstanding (whether or not then exercisable), with an exercise price equal to the Calculated Exercise Price. Except as set forth in
Section 3.5 of the Company Disclosure Letter (as hereinafter defined), at the Effective Time all Warrants outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and each holder of a Warrant will be entitled to receive from the Surviving Corporation, for each share of Common Stock subject to a Warrant, an amount in cash equal to the excess, if any, of the Merger Consideration over the Adjusted Exercise Price of such Warrant, without interest. All amounts payable pursuant to this Section 3.5 shall be subject to all applicable withholding of taxes. The Company shall use commercially reasonable efforts to effectuate the foregoing, including using commercially reasonable efforts to obtain all necessary consents of the holders of Warrants or to effect amendments of Warrants.

                  Section 3.6 STOCKHOLDERS MEETING. Subject to the terms and conditions contained herein, the Company shall, as promptly as practicable, convene a meeting of its stockholders (the "SPECIAL MEETING") to consider and vote upon adoption of this Agreement. Subject to its fiduciary duties, the Board of Directors of the Company shall recommend such adoption and the Company shall use its commercially reasonable efforts to obtain adoption of this Agreement by its stockholders.

                  Section 3.7 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, at 10:00 a.m. local time on the first business day after the day on which the last of the conditions set forth in Article IX (other than those that can only be fulfilled at the Effective Time) is fulfilled or waived or at such other time and place as Purchaser and the Company shall agree in writing. The date on which the Closing occurs is referred to herein as the "CLOSING DATE."

                  Section 3.8 TRANSFER TAXES. Purchaser and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger other than transfer or stamp taxes payable in respect of transfers referenced in Section 3.2(d).


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to the Company as follows:

                  Section 4.1 ORGANIZATION, STANDING AND POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Spain and has all requisite corporate power and corporate authority to carry on its business as now being conducted.

                  Section 4.2 AUTHORITY; NON-CONTRAVENTION. Purchaser has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Purchaser or any of its Subsidiaries under, any provision of (i) the certificate of incorporation, by-laws and other organizational documents of Purchaser and any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Purchaser or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect (as hereinafter defined) on Purchaser, materially impair the ability of Purchaser to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal, state or local), foreign or supranational court, commission, government, governmental body, regulatory or administrative agency, authority or tribunal (a "GOVERNMENTAL ENTITY") is required by or with respect to Purchaser or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Purchaser or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in compliance with the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) compliance with any applicable requirements of the Internal Revenue Service or any state taxing authority, (iv) compliance with any applicable foreign or state securities or blue sky laws (collectively, "BLUE SKY LAWS"), (v) filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and (vi) such other consents, orders, authorizations, registrations, declarations and filings of non-Governmental Entities the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser, materially impair the ability of Purchaser to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. For purposes of this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used with respect to Purchaser, Sub, the Company, or the Company (after giving effect to the Spin-Off), as the case may be, any change or effect, either individually or in the aggregate, that is or is reasonably expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of (i) Purchaser and its Subsidiaries, taken as a whole, (ii) Sub, taken as a whole; (iii) the Company and its Subsidiaries, taken as a whole; or (iv) the Company and its Subsidiaries, taken as a whole (after giving effect to the Spin-Off as if the Spin-Off had occurred prior to the date or period in question), except to the extent that such change or effect is attributable to or results from changes in general economic conditions or securities markets in general, general changes in the industries in which the Company and its Subsidiaries operate (including, without limitation, the adoption or implementation of regulatory changes) or the effect of the public announcement or pendency of the transactions contemplated hereby.

                  Section 4.3 FINANCING. Purchaser has executed a financing commitment letter in respect of the Merger (the "COMMITMENT LETTER"). Assuming full funding under the Commitment Letter, Purchaser will have sufficient cash funds to consummate the transactions contemplated hereby, including, without limitation, the payment of (i) the aggregate Merger Consideration payable in respect of each Share (less the cash received by the Company, if any, from the exercise of any Options or Warrants after the date hereof), (ii) the total cash payable to Option and Warrant holders pursuant to Sections 3.4 and 3.5 and (iii) related fees and expenses (the "FINANCING"). Purchaser has delivered a copy of the Commitment Letter to the Company. To the knowledge of the Purchaser, the Commitment Letter is in full force and effect and there is no fact, occurrence or condition that would cause the Commitment Letter to be terminated or ineffective or any of the conditions contained therein not to be met.

                  Section 4.4 BROKERS. No broker, investment banker or other person, other than Deutsche Bank Investment Banking, the fees and expenses of which will be paid by Purchaser, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or Sub.

                  Section 4.5 SHARE OWNERSHIP. Without giving effect to Purchaser's or Sub's entry into this Agreement and the Voting Agreements and the consummation of the transactions contemplated hereunder and thereunder, neither Purchaser nor Sub is an "owner" (as such term is defined in Section 203(c)(9) of the DGCL) of any Shares.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Purchaser and Sub as follows:

                  Section 5.1 ORGANIZATION, STANDING AND POWER. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite power and authority to carry on their respective businesses as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its respective properties owned or held under lease or the nature of its respective activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 5.2 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, and 25,000,000 shares of preferred stock of the Company, par value $0.001 per share (the "PREFERRED STOCK"), issuable in one or more series, of which 43,600 shares of Preferred Stock have been designated. At the close of business on June 6, 2001, (i) 9,741,016 shares of Common Stock were issued and outstanding and (ii) 11,581,107 shares of Common Stock were reserved for issuance upon the exercise of outstanding options, warrants, convertible securities and stock rights in the Company. At the close of business on June 6, 2001, 22,500 shares of Series C Convertible Preferred Stock were issued and outstanding. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. As of June 6, 2001, the Company had granted options to acquire an aggregate of 455,002 shares of Common Stock at $3.25 per share, pursuant to the Company's 1998 Stock Incentive Plan (the "STOCK PLAN") and options to acquire an aggregate of 100,000 shares of Common Stock at $3.25 per share, pursuant to the Company's 1997 Informal Stock Compensation Plan. Except as otherwise set forth in this Section 5.2 or in the Company Disclosure Letter (the "COMPANY DISCLOSURE LETTER"), in which the Company shall make the disclosures required by or referred to in this Agreement which shall be listed under headings corresponding to the section references in this Agreement, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its Subsidiaries, including any securities pursuant to which rights to acquire capital stock became exercisable only after a change of control of the Company or any of its Subsidiaries or upon the acquisition of a specified amount of the Common Stock or voting power of the Company or any of its Subsidiaries. Except as set forth in the Company Disclosure Letter, since February 28, 2001, no shares of the capital stock of the Company or any of its Subsidiaries have been issued other than pursuant to the exercise of Company stock options and warrants already in existence and outstanding on such date or conversion of Series C Convertible Preferred Stock, and neither the Company nor any of its Subsidiaries has granted any stock options, warrants or other rights to acquire any capital stock of the Company or any of its Subsidiaries. Except as specified in the Company Disclosure Letter or as contemplated herein, there are no agreements, arrangements or other understandings in respect of the right to vote any shares of capital stock of the Company, there are no securities issued by the Company or agreements, arrangements or other understandings to which the Company is a party giving any person any right to acquire equity securities of the Surviving Corporation at or following the Effective Time and all securities, agreements, arrangements and understandings relating to the right to acquire equity securities of the Company (whether pursuant to the exercise of options, warrants or otherwise) provide that, at and following the Effective Time, such right shall entitle the holder thereof to receive the consideration he would have received in the Merger had he exercised his right immediately before the Effective Time. The Company Disclosure Letter sets forth a complete list of all options, warrants, convertible or exchangeable securities, or other rights to purchase shares of capital stock or other securities of the Company or any Subsidiary. The Company Disclosure Letter contains a true and correct copy of the stock register provided to the Company by its transfer agent as of March 31, 2001.

                  Section 5.3 SUBSIDIARIES. Except as set forth in the Company Disclosure Letter, (i) the Company owns, directly or indirectly through a Subsidiary, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries and (ii) each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances. There are no agreements, arrangements or other understandings in respect of the right to vote any shares of capital stock of any Subsidiary. The Company Disclosure Letter sets forth for each Subsidiary of the Company: (i) its name and jurisdiction of incorporation or organization;
(ii) its authorized capital stock or share capital; (iii) the number of issued and outstanding shares of capital stock or share capital; and (iv) the holder or holders of such shares. Except for interests in the Company's Subsidiaries or as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

                  Section 5.4 AUTHORITY; NON-CONTRAVENTION. The Board of Directors of the Company has declared the Merger and the adoption of this Agreement advisable, fair to and in the best interests of the Company and its stockholders, and the Company has all requisite corporate power and corporate authority to enter into this Agreement and, subject to the adoption of this Agreement by the stockholders of the Company, to consummate the transactions contemplated hereby. The Company has caused the Board of Directors of Life Sciences to approve the Spin-Off and the Spin-Off Agreements. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the adoption of this Agreement by the stockholders of the Company. The only votes of the holders of any class or series of Company capital stock necessary to adopt this Agreement are the affirmative votes of the holders of a majority of the outstanding shares of Common Stock. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Purchaser and Sub, as applicable, and adoption of this Agreement by the stockholders of the Company) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by creditors' rights generally or by general principles of equity. Except as set forth in the Company Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the certificate of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries (true and complete copies of which as of the date hereof have been delivered to Purchaser), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, other agreement or instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; except in the case of clause (ii) or (iii) above for such conflicts, violations, defaults, rights, losses or liens as would not, either individually or in the aggregate, result in a Material Adverse Effect on the Company. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) compliance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) compliance with the provisions of the Exchange Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) compliance with any applicable requirements of the Internal Revenue Service or any state taxing authority, (v) compliance with any applicable Blue Sky Laws, (vi) filings required by the HSR Act, (vii) those matters including but not limited to, regulatory consents, approvals and waivers, specified in the Company Disclosure Letter, and (viii) such other consents, orders, authorizations, registrations, declarations and filings of non-Governmental Entities the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company and its Subsidiaries to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 5.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. (a) The Company has filed all documents with the Securities and Exchange Commission (the "SEC") required to be filed by the Company under the Securities Act or the Exchange Act since May 27, 1999 (the

"COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Purchaser each registration statement, report, proxy statement or information statement prepared by it and filed with the SEC since May 27, 1999, in the form, including any exhibits or amendments thereto, filed with the SEC (collectively, the "COMPANY REPORTS"). The financial statements of the Company included in the Company SEC Documents and the Company Reports (the "COMPANY FINANCIAL STATEMENTS") as of their respective dates complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q or 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments set forth therein). The audited consolidated balance sheet of the Company and its Subsidiaries as of February 29, 2000 is sometimes referred to herein as the "REFERENCE BALANCE SHEET". Notwithstanding anything herein to the contrary, the failure of the Company to have filed with the SEC any agreement referred to in the Company Disclosure Letter as an exhibit to a Company Report shall not be deemed a breach of the Company's representations contained in this Section 5.5(a). The Company has heretofore made available or promptly shall make available to Purchaser a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously have been filed with the SEC pursuant to the Securities Act or the Exchange Act.

                           (b)      Section 5.5(b) of the Company Disclosure
Letter contains the unaudited pro forma consolidated balance sheets of the Company and its Subsidiaries as of February 28, 1999, February 29, 2000 and February 28, 2001 (each, a "PRO FORMA BALANCE SHEET"), and the unaudited pro forma consolidated statements of income of the Company and its Subsidiaries for the years ended February 28, 1999, February 29, 2000 and February 28, 2001 (each, a "PRO FORMA INCOME STATEMENT"). Such statements present information on the basis of the assumptions set forth therein as of or for the periods ending on February 28, 1999, February 29, 2000 and February 28, 2001, as applicable. Such statements are based on, and should be read in conjunction with, the historical consolidated financial statements included in the Company SEC Documents. Each Pro Forma Balance Sheet fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries, excluding the financial position of Life Sciences and Consolidated Technologies, Inc., as applicable, as of its respective date on the basis of the assumptions set forth therein. Each Pro Forma Income Statement fairly presents in all material respects the results of operations of the Company and its Subsidiaries, excluding the results of operations of Life Sciences and Consolidated Technologies, Inc., as applicable, for the periods set forth therein on the basis of the assumptions set forth therein.

                  Section 5.6 BOOKS AND RECORDS. (a) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management's authorizations, and all material transactions are recorded as are reasonably required to permit preparation of the Company Financial Statements in accordance with GAAP and to maintain accountability for all material assets.

                           (b)      The books of account, minute books, and to
the Company's knowledge, the stock record books and other records of the Company and its Subsidiaries (the "BOOKS AND RECORDS") accurately and fairly reflect, in all material respects, in reasonable detail, the matters reflected therein. The Books and Records have been made available to Purchaser for its inspection.

                           (c)      Neither the Company nor any of its
Subsidiaries has engaged in any monetary transaction, maintained any bank account or used any corporate funds except for monetary transactions, bank accounts or funds which have been and are reflected in the Books and Records or such as are not material to the results of operations or financial condition of the Company.

                  Section 5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company Disclosure Letter, the Company SEC Documents or the Company Reports, to the Company's knowledge, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business consistent with past practice.

                  Section 5.8 ACCOUNTS RECEIVABLE. All third party accounts receivable of the Company and its Subsidiaries that are reflected in the Company Financial Statements since the date of the Reference Balance Sheet (collectively, the "ACCOUNTS RECEIVABLE") arose from sales actually made or services actually performed to or for (as applicable) Persons other than the Company and any of its Subsidiaries.

                  Section 5.9 INVENTORY. The Company Disclosure Letter sets forth, subject to the assumptions described therein, the consolidated total source plasma inventory of the Company and its Subsidiaries as of February 28, 2001 (the "PRO FORMA SOURCE PLASMA INVENTORY"). The Pro Forma Source Plasma Inventory excludes the inventory of Life Sciences as of February 28, 2001 and was determined on the basis of the assumptions set forth in the Pro Forma Balance Sheet for the fiscal year ended February 28, 2001. Subject to the assumptions described in the Company Disclosure Letter, the Pro Forma Source Plasma Inventory consists of a quality usable by and salable to the blood plasma fractionation industry, except where the failure of such inventory to consist of such quality to be usable by and salable to the blood plasma fractionation industry would not have a Material Adverse Effect on the Company.

                  Section 5.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Reference Balance Sheet, except (i) as disclosed on the Company Disclosure Letter, the Company SEC Documents or the Company Reports, (ii) as permitted pursuant to Section 7.1 hereof, (iii) as expressly contemplated by the Spin-Off Agreements, and (iv) as the changes or events enumerated in this
Section 5.10 would not, either individually or in the aggregate, have a

Material Adverse Effect on the Company, the Company and each of its Subsidiaries has operated its business only in the ordinary course consistent with past practice, and there has not been any:

                           (a)      Material Adverse Change in respect of the
Company;

                           (b)      acquisition by the Company or any of its
Subsidiaries by merger, consolidation or purchase (including by purchase of all or substantially all of the assets, or any material assets or business), except for acquisitions of assets made in the ordinary course of business consistent with past practice;

                           (c)      acquisition, directly or indirectly, by the
Company or any of its Subsidiaries, by redemption or otherwise, of any shares of capital stock of the Company or any of its Subsidiaries;

                           (d)      declaration or payment of any dividends on
any shares of capital stock of the Company or any of its Subsidiaries;

                           (e)      (i) increase in the compensation payable or
to become payable by the Company or its Subsidiaries to any of their respective officers, employees or agents (collectively, "PERSONNEL") whose total compensation for services rendered to the Company or its Subsidiaries is currently at an annual rate of more than $75,000 (except for increases in the ordinary course of business consistent with past practice), (ii) bonus, incentive compensation, service award or other like benefit, which are set forth in the Company Disclosure Letter, and which have been granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel (except for bonuses, incentive compensation, service awards or other like benefits granted, made or accrued in the ordinary course of business consistent with past practice), (iii) employee welfare, pension, retirement, profit-sharing, insurance or similar payment or arrangement made or agreed to by the Company or any of its Subsidiaries for any Personnel except pursuant to the existing plans and arrangements described in the Company Disclosure Letter or (iv) any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any beneficiary or with a member of such persons' "immediate family" as such term is defined in the instructions to paragraph (a) of Item 404 of Regulation S-K of the regulations of the SEC (hereinafter, an "IMMEDIATE FAMILY MEMBER")), including, without limitation, any retention, change in control or non-competition agreement or arrangement;

                           (f)      addition to or modification of any Company
Benefit Plan affecting Personnel other than: (i) contributions made in accordance with the normal practices of the Company and its Subsidiaries or (ii) the extension of coverage to other Personnel who became eligible after the date of the Reference Balance Sheet;

                           (g)      sale (other than sales of inventory in the
ordinary course of business), lease, assignment, transfer or other disposition of any material assets or properties of the Company or its Subsidiaries other than in the ordinary course;

                           (h)      cancellation of any indebtedness or waiver
of any claims or rights of substantial value to the Company and its Subsidiaries, taken as a whole, or mortgage, pledge or imposition of any material Liens on any material asset or property of the Company or any of its Subsidiaries;

                           (i)      entry into, amendment, cancellation or
termination by the Company or any of its Subsidiaries of any Contract, license or other instrument material to the Company and its Subsidiaries, taken as a whole;

                           (j)      capital expenditure or the execution of any
lease or any incurring of liability therefore by the Company or any of its Subsidiaries, involving payments in excess of $250,000 individually or $500,000 in the aggregate, except in the ordinary course consistent with past practices;

                           (k)      failure to operate the business of the
Company and its Subsidiaries in the ordinary course so as to use reasonable efforts to preserve the business intact, to keep available the services of the Personnel, and to preserve the goodwill of the suppliers, customers and others having business relations with the Company or its Subsidiaries;

                           (l)      change in accounting methods or practices by
the Company or its Subsidiaries;

                           (m)      material revaluation by the Company or any
of its Subsidiaries of any of their respective assets, including without limitation, writing off notes, Accounts Receivable or inventory;

                           (n)      damage, destruction or loss (whether or not
covered by insurance) of any asset or property of the Company and its Subsidiaries;

                           (o)      any indebtedness incurred by the Company or
any of its Subsidiaries for borrowed money or any commitment to borrow money entered into by the Company or any of its Subsidiaries, or any loans made or agreed to be made by the Company or any of its Subsidiaries, except for indebtedness, commitments or loans not exceeding $250,000 in the aggregate;

                           (p)      any assets or properties of the Company or
any of its Subsidiaries (whether tangible or intangible) permitted or allowed to be subjected to any Lien, other than (i) Permitted Liens and (ii) Liens that will be released at or prior to the Closing;

                           (q)      any material changes in the customary
methods of operations of the business of the Company or its Subsidiaries, including, without limitation, practices and policies relating to the process of collecting plasma, manufacturing, purchasing, inventories, marketing, selling and pricing;

                           (r)      issuances by the Company or any of its
Subsidiaries of any purchase orders or any other agreement to make any purchases of supplies involving exchanges in value in excess of $250,000 individually;

                           (s)      discounting by the Company or any of its
Subsidiaries of the Accounts Receivable;

                           (t)      any material Permit that was issued or
relates to the Company or its Subsidiaries that was allowed to lapse or terminate or failure to renew any such Permit or any insurance policy that is scheduled to terminate or expire within 60 calendar days of the Closing Date;

                           (u)      termination, discontinuation, closing or
disposition of any office, plant, facility or other material business operation by the Company or any of its Subsidiaries, or any lay off of employees by the Company or any of its Subsidiaries, or implementation of any early retirement, separation or program providing early retirement window benefits by the Company or any of its Subsidiaries or announcement or planning of any such action or program by the Company or any of its Subsidiaries for the future;

                           (v)      any express or deemed settlement or
compromise by the Company or any of its Subsidiaries of any material liability with respect to Taxes;

                           (w)      amendment or restatement of the certificate
of incorporation or the by-laws (or other organizational documents) of the Company or any Subsidiary;

                           (x)      to the Company's knowledge, any material
action, suit, claim or pending or threatened investigation by any Governmental Entity or Industry Compliance Entity (as hereinafter defined) against the Company or its Subsidiaries or any of their officers or directors; and

                           (y)      agreement, whether oral or written, by the
Company or any of its Subsidiaries to do any of the foregoing.

                  Section 5.11 LITIGATION. Except as set forth in the Company Disclosure Letter, the Company Reports or the Company SEC Documents, there are no actions, suits, claims or proceedings pending against the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal that, if adversely determined, would have a Material Adverse Effect on the Company. To the knowledge of the Company or any of its Subsidiaries, no development has occurred with respect to any pending or threatened action, suit or proceeding that would prevent the consummation of the transactions contemplated hereby.

                  Section 5.12 COMPLIANCE WITH LAW. (a) Except as set forth in the Company Disclosure Letter, the Company Reports or the Company SEC Documents, to the knowledge of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries is the subject of any pending or threatened investigation, consent decree, consent agreement, corporate integrity agreement, warning letter or notice, nor since May 27, 1999 has any investigation, or prosecution or other action been threatened by any Governmental Entity or Industry Compliance Entity (as defined below) regarding non-compliance with any law or regulation. As used in this Agreement, the term "COMPANY PRODUCTS AND SERVICES" means and includes: (i) any of the blood plasma products, source plasma products, therapeutic products, plasma-based or other diagnostic products, and any other similar or related products, materials (bulk or otherwise) or substances, and including any and all applicable products discussed in the Company SEC Documents, which have been in the past or currently are being collected, procured or otherwise obtained, researched, manufactured, developed, processed, packed, packaged, stored, transported, distributed, marketed or sold by the Company or any of its Subsidiaries worldwide and (ii) any services, including but not limited to any distribution operations, laboratory or consulting services, rendered by the Company or its Subsidiaries worldwide. The Company Disclosure Letter sets forth a complete list of all material Company Products and Services.

                           (b)      Except as set forth in the Company
Disclosure Letter, the Company Reports or the Company SEC Documents, the Company and each of its Subsidiaries has obtained, and maintains in force, all licenses, permits, franchises, certificates of authority, orders and waivers ("PERMITS") required from or by any Governmental Entity including without limitation the U.S. Food and Drug Administration, the U.S. Occupational Safety and Health Administration ("OSHA"), the Center for Biologics Evaluation and Research, the American Blood Resources Association, the Quality Plasma Program, and any comparable U.S. state or foreign agency or entity or industry association (collectively, the "INDUSTRY COMPLIANCE ENTITIES") to operate its respective businesses, including producing or rendering Company Products and Services, as the case may be, and to occupy, operate and use any buildings, improvements, fixtures and equipment owned or leased in connection with the production or rendering of the Company Products and Services, as the case may be, at all locations or facilities of the Company and its Subsidiaries except where the failure to obtain and maintain any such Permit would not, either individually or in the aggregate, have a Material Adverse Effect on the Company, and all such Permits are valid and in full force and effect except where the failure to be valid and in full force and effect would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. Except as specified in the Company Disclosure Letter, all of the Permits referenced in the foregoing sentence have been issued in the name of the Company or the applicable Subsidiary having an ownership, leasehold, management or operational interest in the facilities referenced therein, except where the failure of a Permit to have been issued in the name of the Company or the applicable Subsidiary would not, either individually or in the aggregate, have a Material Adverse Effect. All licenses issued by the U.S. Food and Drug Administration with respect to the plasma centers operated by the Company and its Subsidiaries shall remain valid and in full force and effect upon consummation of the transactions expressly contemplated by this Agreement without the necessity of any action by the Company. Since May 27, 1999, no Permits of the Company or any Subsidiary have been suspended, canceled or terminated and, to the knowledge of the Company and its Subsidiaries, no suspension, cancellation or termination of any such Permits is threatened or imminent, except where the suspension, cancellation or termination of a Permit would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. To the Company's knowledge, each employee of the Company and each of its Subsidiaries has obtained and maintains in force, all licenses, permits or similar authorizations required from or by any Governmental Entity, Industry Compliance Entity or Customer to authorize such employee to perform his or her duties on behalf of the Company and its Subsidiaries.

                           (c)      With respect to all Company Properties and
the production or rendering of the Company Products and Services, as the case may be, to the Company's knowledge, except as set forth in the Company Disclosure Letter, the Company and each of its Subsidiaries is in compliance in all material respects with (i) 21 C.F.R. Parts 207, 211, 606 and

640; and (ii) all legal requirements, regulations, licenses, permits, export regulations and licenses, and notifications required by any Governmental Entity, Industry Compliance Entity or Customer including, without limitation, the Clinical Laboratory Improvements Act of 1988, as amended, and all applicable regulations promulgated thereunder, the Needlestick Safety and Prevention Act of 2000 (where applicable) and all legal requirements, regulations, rules and standards promulgated by OSHA, including without limitation the Bloodborne Pathogens standard; except, with respect to clauses (i) and (ii) above, where such failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

                           (d)      Except as set forth in the Company
Disclosure Letter, (i) no Company Products and Services have been recalled, withdrawn, suspended or discontinued (other than voluntary discontinuance for legitimate business reasons) by the Company or any its Subsidiaries in the United States and outside the United States during the period commencing on the date of the Reference Balance Sheet and ending on the date hereof, except where such recall, withdrawal, suspension or discontinuation would not, either individually or in the aggregate, have a Material Adverse Effect on the Company, and (ii) no proceedings in the United States or outside of the United States of which the Company has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Company Products and Services are pending or threatened against the Company or any of its Subsidiaries, nor to the Company's knowledge have any such proceedings been pending or threatened at any time during the period commencing on the date of the Reference Balance Sheet and ending on the date hereof, except where such pending or threatened proceeding would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

                           (e)      To the Company's knowledge, the Company and
each Subsidiary has used reasonable commercial efforts to establish and implement quality assurance and compliance programs, including the hiring of appropriate Personnel, designed to insure that the Company and each Subsidiary have been, are and will continue to be in compliance with all applicable regulations and requirements promulgated, or enforced by any Governmental Entity, Industry Compliance Entity or Customer, except where the failure to establish and implement such quality assurance and compliance programs would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

                           (f)      To the Company's knowledge, since May 27,
1999, neither the Company nor any of its Subsidiaries, nor any officer, agent or employee of the Company or any of its Subsidiaries acting for or on behalf of the Company or any of its Subsidiaries, has paid or given, or caused to be offered, paid or given, directly or indirectly, in connection with the business of the Company or any of its Subsidiaries any bribe, kickback or other similar payment or consideration to any Governmental Entity, Industry Compliance Entity, Customer or supplier or any agent thereof.

                           (g)      Since May 27, 1999, except as set forth in
the Company Disclosure Letter, to the Company's knowledge, the Company and each Subsidiary has created, kept and submitted (as required) and continues to create, keep and submit, all records, logs, reports and files that are required by any Governmental Entity, Industry Compliance Entity or Customer, or under any applicable law, regulation, rule, or accreditation requirement to which the Company or such Subsidiary is subject, except where the failure to create and keep such records, logs, reports and files would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. All such records, logs, reports and files are maintained in accessible form. In addition, except as set forth in the Company Disclosure Letter, the Company and each Subsidiary has and continues to file or transmit on a timely basis any and all necessary reports, filings or submissions of any kind required by any applicable Governmental Entity, Industry Compliance Entity or Customer, except where such failure to file or transmit on a timely basis or at all would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

                           (h)      Except as set forth in the Company
Disclosure Letter, from the date of the Reference Balance Sheet to the date hereof, no employee or agent of any of the Company or any Subsidiary, nor any Contract with a Customer, has been terminated as a result of material misconduct, material noncompliance with law, including failure to follow applicable laws, rules, regulations and policies and procedures related to safety and quality.

                           (i)      Except as set forth in the Company
Disclosure Letter, to the knowledge of the Company's Chief Executive Officer, no official of any Governmental Entity or Industry Compliance Entity acting in his or her official capacity, has, since May 27, 1999, made any statement, oral or written, to the Company threatening to revoke or limit in any material manner any material Permit of the Company or any of its Subsidiaries.

                  Section 5.13 EMPLOYEE PLANS. (a) The Company and each of its Subsidiaries has complied in all material respects with and performed all contractual obligations and all obligations under applicable federal, state and local laws, rules and regulations (domestic and foreign) required to be performed by it under or with respect to any of the Company Benefit Plans (as hereinafter defined) or any related trust agreement or insurance contract. Each Company Benefit Plan complies in all material respects with applicable law, including, without limitation, ERISA and the Code. With respect to each Company Benefit Plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), the Company has received a determination letter (which may be a determination letter or an opinion received by a sponsor of a master and prototype standardized or paired plan) from the Internal Revenue Service (or has submitted or is within the remedial amendment period for submitting an application for a determination letter from the IRS) to the effect that the Company Benefit Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under
Section 501 of the Code and, to the Company's knowledge, nothing has occurred or is expected to occur through the date of the Effective Time that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability. No Company Benefit Plan is under audit or investigation by the Internal Revenue Service, Department of Labor, or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty. All contributions and other payments required to be made by the Company or any of its Subsidiaries to any Company Benefit Plan prior to the date hereof have been made, and all accruals required to be made with respect to any Company Benefit Plan have been made. There is no claim, dispute, grievance, charge, complaint, restraining or injunctive order, litigation or proceeding pending, threatened or anticipated (other than non-material claims or routine claims for benefits) against or relating to any Company Benefit Plan or against the assets of any Company Benefit Plan. The Company and each of its Subsidiaries has not communicated generally to employees or specifically to any employee regarding any future increase of benefit levels (or future creations of new benefits) with respect to any Company Benefit Plan beyond those reflected in the Company Benefit Plans. The Company and each of its Subsidiaries does not presently sponsor, maintain, contribute to, nor is the Company required to contribute to, nor has the Company or any of its Subsidiaries ever sponsored, maintained, contributed to, or been required to contribute to, any employee pension benefit plan subject to Title IV or Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including, without limitation, any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 412 of the Code.

                           (b)      Except as set forth in the Company
Disclosure Letter, each Company Benefit Plan can be terminated or otherwise discontinued without liability to the Company or any of its Subsidiaries.

                           (c)      Except as set forth in the Company
Disclosure Letter, the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in the imposition of any federal excise tax with respect to any Company Benefit Plan. No non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code and
Section 406 of ERISA, has occurred or is expected to occur with respect to any Company Benefit Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a non-exempt "PROHIBITED TRANSACTION").

                           (d)      Except as set forth in the Company
Disclosure Letter, no payment or benefit which will or may be made by the Company or any of its Subsidiaries with respect to any of their employees under any plan or agreement in effect on the date hereof will be characterized as an "EXCESS PARACHUTE PAYMENT" within the meaning of Section 280G(b)(1) of the Code or will fail to be deductible for federal income tax purposes by virtue of
Section 162(m) of the Code.

                           (e)      Except as set forth in the Company
Disclosure Letter, neither the Company nor any of its Subsidiaries maintains or contributes to (or has maintained or contributed to) any Company Benefit Plan which provides, or has a liability to provide, life insurance, medical, severance, or other employee welfare benefit to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code.

                           (f)      Except as set forth in the Company
Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not give rise to any liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, or shareholder of the Company or any Subsidiary (whether current, former, or retired) or their beneficiaries solely by reason of such transactions or by reason of a termination following such transactions.

                           (g)      Except as set forth in the Company
Disclosure Letter, neither the Company nor any Subsidiary has any unfunded liabilities pursuant to any Company Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan.

                           (h)      Except as set forth in the Company
Disclosure Letter, neither the Company nor any of its Subsidiaries maintains or contributes to (or has maintained or contributed to) any material employee benefit scheme or arrangement mandated by a government other than the United States or a material Company Benefit Plan that is not subject to United States law.

                           (i)      Other than the Subsidiaries, there are no
entities that would be deemed or, within the past six years would have been deemed, a "single employer" with the Company under Section 414(b), (c), (m), or
(o) of the Code or Section 4001 of ERISA.

                           (j)      As used herein: "COMPANY BENEFIT PLAN" means
any "EMPLOYEE BENEFIT PLAN" within the meaning of Section 3(3) of ERISA and any other bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, employment, payroll practice, consulting, severance, separation or other employee benefit plan, practice, policy, agreement or arrangement of any kind, established by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or has contributed (including any such Company Benefit Plans not now maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries does not now contribute, but with respect to which the Company or any of its Subsidiaries has or may have any liability). Copies of all Company Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof and the most recent Forms 5500 required to be filed with respect thereto and all other material documents relating to any Company Benefit Plan have been furnished to Purchaser. The Company Disclosure Letter sets forth (i) a true and correct list of each Company Benefit Plan and (ii) each Company Benefit Plan with respect to which benefits will be accelerated, vested, increased or paid as a result of the transactions contemplated by this Agreement.

                  Section 5.14 EMPLOYMENT RELATIONS AND AGREEMENTS. (a) Except as set forth in the Company Disclosure Letter, (i) to the Company's knowledge, the Company and each of its Subsidiaries is, and at all times has been, in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint or charge against the Company or any of its Subsidiaries is pending or to the Company's knowledge is threatened before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or to the Company's knowledge threatened against or involving the Company or any of its Subsidiaries, and since May 27, 1999, neither the Company nor any of its Subsidiaries has experienced any labor strike, dispute, slowdown or stoppage;
(iv) no representation question exists and to the Company's knowledge there has been no effort to organize unorganized employees of the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement; and (vi) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries.

                           (b)      Except as set forth in the Company
Disclosure Letter, neither the Company nor any of its Subsidiaries has any written, or to the knowledge of the Company and its Subsidiaries, any binding oral employment agreement which is not terminable by the Company and its Subsidiaries with payment or penalty of less than $20,000. Copies of all employment agreements and all amendments thereto were made available to Purchaser prior to the date hereof and all such employment agreements are listed on the Company Disclosure Letter.

                  Section 5.15 CONTRACTS. (a) Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of any Contract (as hereinafter defined) except where such defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                           (b)      Except as set forth in the Company
Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any continuing:

                           (i) employment agreement or employment contract that has an aggregate future liability in excess of $50,000 and is not terminable by the Company or a Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

                           (ii) covenant of the Company or a Subsidiary not to compete;

                           (iii) agreement, contract or other arrangement with any current officer or director of the Company or any Subsidiary (other than employment agreements covered by clause (i) above);

                           (iv) lease, sublease or similar agreement involving annual payments in excess of $100,000 with any Person (other than the Company or a Subsidiary) under which the Company or a Subsidiary is a lessor or sublessor of, or makes available for use to any Person (other than the Company or a Subsidiary), (A) any Company Property (as hereinafter defined) or (B) any portion of any premises otherwise occupied by the Company or a Subsidiary;

                           (v) lease or similar agreement with any Person (other than the Company or a Subsidiary) under which (A) the Company or a Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (B) the Company or a Subsidiary is a lessor or sublessor of, or makes available for use any Person, any tangible personal property owned or leased by the Company or a Subsidiary, in any such case which has an annual future liability or receivable, as the case may be, in excess of $150,000 and is not terminable by the Company or a Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

                           (vi) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) in excess of $150,000 annually;

                           (vii) license, option or other agreement relating in whole or in part to material Intellectual Property (including any license or other agreement under which the

         Company or a Subsidiary is licensee or licensor of any such material Intellectual Property);

                           (viii) agreement, contract or other instrument under which the Company or a Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person (other than the Company or a Subsidiary) or any other note, bond, debenture or other evidence of indebtedness issued to any Person (other than the Company or a Subsidiary);

                           (ix) agreement, contract or other instrument
         (including so-called take-or-pay or keepwell agreements) under which
         (A) any Person (including the Company or a Subsidiary) has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Subsidiary or (B) the Company or a Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                           (x) agreement, contract or other instrument under which the Company or a Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution in excess of $50,000 to, or other investment in, any Person (other than the Company or a Subsidiary);

                           (xi) mortgage, pledge, security agreement, deed of trust or other instrument granting a material lien or other material encumbrance upon any material Company Property;

                           (xii) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, a Subsidiary or any predecessor Person, excluding any agreements or instruments providing for indemnification obligations for which Life Sciences is solely responsible; or

                           (xiii) to the knowledge of the Company, any other material agreement to which the Company or any Subsidiary is a party (except for those agreements relating solely to the business of Life Sciences) not covered by any of the categories specified in clauses (i) through (xii) above.

                           (c)      Except as set forth in the Company
Disclosure Letter, all agreements, contracts, leases, licenses, commitments or instruments of the Company or any Subsidiary listed in the Company Disclosure Letter under this Section 5.15 (collectively, the "CONTRACTS") are valid, binding and in full force and effect and are enforceable by the Company or the relevant Subsidiary in accordance with their terms, except where the failure of a Contract to be valid, binding and in full force and effect and enforceable by the Company or relevant Subsidiary would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company Disclosure Letter, the Company and the Subsidiaries have performed all material obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, except for such breach, default or failure of performance which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company Disclosure Letter there are no change of control or similar provisions or any obligations arising under any Contract which are created, accelerated or triggered solely as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

                           (d)      Except as set forth on the Company
Disclosure letter, there are no renegotiations of or, to the knowledge of the Company or its Subsidiaries, attempts to renegotiate, or outstanding rights to renegotiate, any material provisions of any Contracts with Customers, including without limitation provisions relating to the term of such Contracts. Neither the Company nor any of its Subsidiaries has received any written demand for such renegotiation in respect of any such Contract with a Customer. Except as set forth on the Company Disclosure Letter, no Customer has asserted that any material adjustments are required to the terms of any such Contracts.

                           (e)      Except as set forth in the Company
Disclosure Letter, to the Company's knowledge, neither the Company nor any of its Subsidiaries party to a Contract has committed any act or omission which has given rise to, any material product liability or material liability for breach of warranty on the part of the Company or any of its Subsidiaries.

                           (f)      As of the date hereof, neither the Company
nor any of its Subsidiaries is a party to any prime contract, subcontract, basic ordering agreement, letter agreement, purchase order, delivery order, bid, change order or other commitment relating to the business of the Company or any of its Subsidiaries, between the Company or any of its Subsidiaries and the United States Government, a U.S. state or municipal government or a department or agency thereof.

                  Section 5.16 ENVIRONMENTAL LAWS AND REGULATIONS. (a) To the knowledge of the Company, except as disclosed in the Company Disclosure Letter, all of the current and past operations of the Company, including any operations at or from any Company Properties, formerly owned, leased or operated real properties ("FORMER COMPANY PROPERTIES"), materially comply and have at all times during the Company's ownership, lease or operation thereof materially complied with all applicable Environmental Laws. To the knowledge of the Company, neither the Company, nor any other person or entity, has engaged in, authorized, allowed or suffered any operations or activities upon any of the Company Properties or Former Company Properties for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Substances at, on, under or from the Company Properties or Former Company Properties, except in full compliance with all applicable Environmental Laws.

                           (b)      To the knowledge of the Company, none of the
Company Properties or Former Company Properties contains any Hazardous Substances in, on, over, under or at it, in concentrations which violate any currently applicable Environmental Laws or would be reasonably likely to result in the imposition of an Environmental Liability on the "owner", lessee, manager, or operator thereof under any applicable Environmental Laws, including any liability or obligations for the investigation, corrective action, remediation or monitoring of

Hazardous Substances in, on, over, under or at the Company Properties or Former Company Properties.

                           (c)      To the knowledge of the Company, none of the
Company Properties or Former Company Properties is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., or any similar inventory of sites requiring investigation, monitoring or remediation maintained by any state or locality. The Company has not received any written notice from any Governmental Entity or third party of any actual or threatened Environmental Liabilities.

                           (d)      To the knowledge of the Company, there are
no underground storage tanks, asbestos or asbestos containing materials, polychlorinated biphenyls, urea formaldehyde, or other Hazardous Substances in, on, over, under or at any of the Company Properties.

                           (e)      To the knowledge of the Company, there are
no conditions existing at any Company Properties or with respect to the business of the Company or any Subsidiary, that require, or which with the giving of notice or the passage of time or both will reasonably likely require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws.

                           (f)      To the knowledge of the Company, the Company
and its Subsidiaries have all the permits, licenses, authorizations and approvals necessary for the conduct of its business and for the operations on, in or at the Company Properties (the "ENVIRONMENTAL PERMITS"), which are required under applicable Environmental Laws. To the knowledge of the Company, the Company is in material compliance with the terms and conditions of all such Environmental Permits, and no reason exists why the Purchaser would not be capable of continued operation of the business of the Company and its Subsidiaries in full compliance with the Environmental Permits and the applicable Environmental Laws.

                           (g)      The Company and its Subsidiaries have
provided to Purchaser all material environmental reports, assessments, audits, studies, investigations, data, Environmental Permits and other written environmental information in their custody, possession or control concerning the business of the Company and its Subsidiaries, the Company Properties and the Former Company Properties.

                           (h)      Except as set forth in the Company
Disclosure Letter, the Company has not contractually, or to the knowledge of the Company by operation of law or otherwise, assumed or succeeded to any Environmental Liabilities of any predecessors or other person or entity.

                  For the purposes of this Agreement, the following terms shall have the meanings set forth hereafter:

                           (i) "ENVIRONMENT" shall mean any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.

                           (ii) "ENVIRONMENTAL LAWS" shall mean any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including any written judicial or administrative interpretations) existing as of the date of this Agreement and relating to health, safety or injury to, or the pollution or protection of the environment.

                           (iii) "ENVIRONMENTAL LIABILITIES" shall mean any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) relating to health, safety or the environment of whatever kind or nature by, asserted by any party, entity or Governmental Entity, (A) which are incurred as a result of (i) the existence of Hazardous Substances in, on, under, at or emanating from any of the Company Properties or Former Company Properties or in connection with the operation of the business of the Company and its Subsidiaries, (ii) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by the business of the Company and its Subsidiaries, (iii) the violation of or non-compliance with any Environmental Laws, and (iv) exposure to any Hazardous Substances, noises, odors, vibrations or other health or safety conditions or (B) which arise under the Environmental Laws.

                           (iv) "HAZARDOUS SUBSTANCES" shall mean petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, pesticides, and any chemicals, materials or substances regulated under any Environmental Law, or defined as or included in the definition of "hazardous substances," "hazardous wastes", "extremely hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or any similar denomination intended to classify or regulate chemicals, materials or substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity, under any Environmental Law.

                  Section 5.17 REAL PROPERTY AND LEASES. (a) The Company Disclosure Letter sets forth a complete and accurate list and the address of all real property and interests in real property owned in fee by the Company and the Subsidiaries (individually, an "OWNED PROPERTY"). The Company Disclosure Letter sets forth a complete list of (i) all real property and interests in real property leased or sub-leased by the Company and the Subsidiaries (individually, a "LEASED PROPERTY") and (ii) each plasma collection center operated by the Company or its Subsidiaries as of the date hereof. To the knowledge of the Company, the Company or a Subsidiary has (i) good and insurable fee title to all Owned Property and (ii) good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "COMPANY PROPERTY" and, collectively, as "COMPANY PROPERTIES"), in each case free and clear of all mortgages, liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except
(A) such as are set forth in the Company Disclosure Letter, (B) exceptions specified in the Title Policies (as hereinafter defined), (C) Permitted Liens (as hereinafter defined), (D) financing statements, easements, covenants, rights-of-way and other similar restrictions of record and (E) (I) zoning, building and other similar restrictions, (II) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, materially impair the continued use and operation of the property to which they related in the business of the Company and the Subsidiaries, taken as a whole, as presently conducted. The rental set forth in each lease or sublease of the Leased Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same. Except as set forth on the Company Disclosure Letter, to the knowledge of the Company and its Subsidiaries, the current use by the Company and the Subsidiaries of the offices and other facilities located on Company Property does not violate any local zoning or similar land use or government regulations in any material respect. As used in this Agreement, the term "LIENS" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever. As used in this Agreement, the term "PERMITTED LIENS" shall mean (i) Liens for taxes or other assessments or charges of Governmental Entities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (iii) easements, rights-of-way, covenants and restrictions which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its Subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Properties to which they apply, and (iv) the other Liens, if any, specified in the Company Disclosure Letter.

                           (b)      The Company Disclosure Letter sets forth a
complete and accurate list of all material commitments, letters of intent or similar written understandings made or entered into by the Company or any of its Subsidiaries as of the date hereof (x) to sell, mortgage, pledge or hypothecate any Owned Properties, which, individually or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or financing of any Company Property or (y) to purchase or to acquire an option, right of first refusal or similar right in respect of any real property, which, individually or in the aggregate, are material, which, in any such case, has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal terms thereof. The Company has delivered to Purchaser a true and complete copy of each such commitment, letter of intent or other understanding. The Company Disclosure Letter also sets forth a complete and accurate list of all agreements to purchase real property to which the Company or any Subsidiary is a party.

                           (c)      To the knowledge of the Company, except as
set forth in the Company Disclosure Letter, none of the Company Properties is subject to any outstanding purchase options nor has the Company or any of its Subsidiaries entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of any Company Property, and no person has any right or option to acquire, or right of first refusal with respect to, the Company's or any of its Subsidiaries' interest in any Company Property or any part thereof. Except as set forth in the Company Disclosure Letter, none of the Company or any of its Subsidiaries has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property.

                           (d)      The Company Disclosure Letter contains a
complete and accurate description of any material noncompliance in respect of any Company Property, with any law, ordinance, code, health and safety regulation or insurance requirement. Except as set forth in the Company Disclosure Letter, to the knowledge of the Company, there are no outstanding or threatened requirements by any insurance company which has issued an insurance policy covering any Company Property, or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Company Property.

                  Section 5.18 CUSTOMERS. Listed in the Company Disclosure Letter are the names and addresses of all the customers of the Company or any of its Subsidiaries ("CUSTOMERS") that ordered, during each of the following indicated periods, Company Products and Services with an aggregate value in excess of (i) $500,000 during the Company's fiscal year ended February 29, 2000 and (ii) $500,000 during the nine months ended November 30, 2000 and the approximate amount during such period for which each such Customer was invoiced. Except as disclosed in the Company Disclosure Letter, as of the date hereof neither the Company nor any Subsidiary has received any written notice that any of its Customers has ceased, or will cease, to use the Company Products and Services, or has substantially reduced, or will substantially reduce, the use of the Company Products and Services during the six-month period immediately following the date hereof. The Company Disclosure Letter sets forth a true and correct list of those blood plasma collection centers the collection of plasma from which is covered by existing agreements with customers other than Purchaser and the periods covered thereby. Each Customer to which the output of such centers is committed does not have the unilateral right to extend the term for which the Company is obligated to deliver source plasma under the agreements pertaining thereto. The Company does not have any obligation to perform serology testing for any Customer other than Purchaser.

                  Section 5.19 SUPPLIERS. Listed in the Company Disclosure Letter are the names and addresses of all the suppliers of the Company or of any of its Subsidiaries that sold goods or merchandise to the Company or such Subsidiary with an aggregate value in excess of (i) $300,000 during the fiscal year ended February 29, 2000 and (ii) $300,000 during the nine months ended November 30, 2000 and the approximate amount during such period for which the Company or such Subsidiary was invoiced by each such supplier. Except as disclosed in the Company Disclosure Letter, as of the date hereof neither the Company nor any of its Subsidiaries has received any written notice that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company or its Subsidiaries during the six-month period immediately following the date hereof on terms and conditions substantially similar to those currently in effect, subject only to general and customary price increases.

                  Section 5.20 INTELLECTUAL PROPERTY. The Company and its Subsidiaries have rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes that are material to the conduct of the business of the Company and its Subsidiaries (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Except as set forth in the Company Disclosure Letter, to the Company's knowledge, there are no infringements by any other party of any of the Intellectual Property Rights.

                  Section 5.21 INSURANCE. The Company Disclosure Letter contains a true and correct list in all material respects of all insurance policies of the Company and its Subsidiaries. The Company Disclosure Letter sets forth a true and correct list of any claims in excess of $25,000 made by the Company or its Subsidiaries since May 27, 1999 under any insurance policies maintained by the Company or a Subsidiary during such period.

                  Section 5.22 TAKEOVER STATUTES. Assuming the accuracy of the representation of Purchaser in Section 4.5, the Board of Directors of the Company has approved this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby for purposes of Section 203 of the DGCL.

                  Section 5.23 TAXES. Except as set forth in the Company Disclosure Letter, (i) the Company and each of its Subsidiaries has filed all material Tax Returns (as hereinafter defined) required to have been filed on or before the date hereof, except where the failure to file any such Tax Return would not have a Material Adverse Effect on the Company, which returns are true and complete in all material respects, except where any failure with respect thereto would not have a Material Adverse Effect on the Company; (ii) the Company and each of its Subsidiaries has duly paid or accrued as liabilities on its books all material Taxes (as hereinafter defined) (including material estimated Taxes and any interest or penalties) which are due and payable on or before the date hereof (whether or not shown on any such Tax Return), except where GAAP does not require an accrual or where such failure to pay or accrue would not have a Material Adverse Effect on the Company, and the Company and each of its Subsidiaries has withheld or collected and paid pursuant to applicable law all material Taxes they are required to withhold, collect and pay, except where any failure to withhold, collect or pay would not have a Material Adverse Effect on the Company; (iii) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes of the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has received notice of any audit, investigation, examination or other administrative or judicial proceeding concerning Taxes currently being conducted by the relevant taxing authority with respect to the Company or any Subsidiary; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending, except where any such issue would not have a Material Adverse Effect on the Company; (vi) all material Tax deficiencies asserted or Tax assessments made in writing as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been accrued on the books of the Company or its Subsidiaries or paid in full; (vii) there are no material tax liens on any assets of the Company or any Subsidiary other than Permitted Liens; (viii) none of the Company or any of the Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations; and (ix) as of the date hereof, giving effect to the Spin-Off, no interest in the Company constitutes a "United States real property interest" within the meaning of Section 897(c) of the Code. For purposes of this Agreement (a) "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority, and (b) "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 5.24 ACCOUNTS; LOCKBOXES; SAFE DEPOSIT BOXES. The Company Disclosure Letter contains a true and complete list of: (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which the Company or any of its Subsidiaries has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto; and (ii) the location of all lockboxes and safe deposit boxes of the Company or any of its Subsidiaries.

                  Section 5.25 BROKERS. (a) No broker, investment banker or other person, other than VSI Advisors, L.L.C. ("VSI ADVISORS") and CIBC World Markets Corp. ("CIBC WORLD MARKETS"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A copy of the engagement letter between VSI Advisors and the Company setting forth the fees and expenses to be paid by the Company in connection with the transactions contemplated by this Agreement has been provided to Purchaser.

                           (b)      From February 12, 2001 through the date
hereof, neither the Company or its Subsidiaries nor, to the knowledge of the Company, any of its or any of its Subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) has initiated, solicited or encouraged, directly or indirectly, any inquiries or the making or implementation of any Alternative Proposal (as hereinafter defined).

                  Section 5.26 CERTAIN INTERESTS. The Company Disclosure Letter contains a complete and correct list of all agreements, contracts, transfers of assets or liabilities or other commitments or transactions, to or by which the Company or any of its Subsidiaries, on the one hand, and the directors or executive officers of the Company or any of its Subsidiaries, on the other hand, are or have been a party, and that (i) are currently pending or in effect or
(ii) involve continuing obligations that, individually or in the aggregate, have been, are or will be material to the Company and its Subsidiaries taken as a whole. Except as disclosed in the Company Disclosure Letter, to the Company's knowledge, neither the Company nor any Subsidiary, nor any officer or director of either the Company or any Subsidiary or any Immediate Family Member of such officer or director, has any material financial interest in any competitor, supplier or Customer of either the Company or any Subsidiary.

                  Section 5.27 FAIRNESS OPINION. The Board of Directors of the Company has received from CIBC World Markets an opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Shares.

                  Section 5.28 VOLUME OF PLASMA COLLECTED. The Company Disclosure Letter sets forth the true and correct amount of total liters of blood plasma collected by the Company for the Company's fiscal year ended February 28, 2001 (the "Annual Plasma Volume"). For the three month period consisting of March, April and May, 2001, the volume of total liters of blood plasma collected by the Company exceeded an annualized rate of 770,000 liters.

                  Section 5.29 DISCLOSURES. To the knowledge of the Company, this Agreement and the Company Disclosure Letter, taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                  Section 5.30 LIFE SCIENCES. Since January 1, 2001 through the date hereof, there has been no material change in intercompany pricing between Life Sciences and the Company. There are no material assets owned by Life Sciences that are used in the source plasma collection business of the Company and its Subsidiaries (other than Life Sciences).


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

                  Purchaser and Sub jointly and severally represent and warrant to the Company as follows:

                  Section 6.1 ORGANIZATION AND STANDING. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is wholly owned by Purchaser and was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the acquisition of the Company and this Agreement.

                  Section 6.2 AUTHORITY; NON-CONTRAVENTION. The Board of Directors of Sub has declared this Agreement advisable, fair to and in the best interest of Sub and its stockholders. Sub has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and Purchaser as its sole stockholder and, except for the filing of the Certificate of Merger, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding obligation of Sub enforceable against Sub in accordance with its terms, except as the enforceability thereof may be limited by creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Sub under, any provision of (i) the certificate of incorporation or by-laws of Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Sub or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or any of its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Sub, materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.


                                   ARTICLE VII

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 7.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except (i) for actions taken by Life Sciences with respect to its business that do not, individually or in the aggregate, have a Material Adverse Effect on the Company (after giving effect to the Spin-Off), (ii) as otherwise expressly contemplated by this Agreement or (iii) as set forth in the Company Disclosure Letter, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the regular and ordinary course and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and key employees and preserve its relationships with its material customers, suppliers and others having material business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Spin-Off Agreements or as set forth in the Company Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to:

                           (a)      other than in connection with (i) the
conversion of Preferred Stock into Common Stock or the redemption thereof in accordance with their current terms, (ii) the exercise of options and warrants outstanding prior to the date hereof in accordance with their current terms,
(iii) the payment of dividends on the Preferred Stock in accordance with their current terms and (iv) the Spin-Off, (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than dividends declared prior to the date of this Agreement, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (b)      issue, deliver, sell, pledge, dispose of or
otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than as specified in clauses (i) through (iv) of paragraph (a) above);

                           (c)      amend its certificate of incorporation or
by-laws;

                           (d)      acquire or agree to acquire by merging or
consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that in the aggregate have a value in excess of 1% of the Company's assets (except for the purchase of supplies and raw materials in the ordinary course of the Company's business), provided that
(i) Purchaser shall not unreasonably withhold its consent to the Company's acquisition of additional plasma collection centers with an aggregate purchase price not exceeding $1,000,000 and (ii) Purchaser's consent shall not be required for the acquisition by the Company of the plasma collection center described in that certain bid letter, dated May 9, 2001, prepared by the Company, a copy of which has been previously provided to Purchaser;

                           (e)      sell, lease or otherwise dispose of, or
agree to sell, lease or otherwise dispose of, any of its assets that in the aggregate have a value in excess of 1% of the Company's assets (except for sales of assets, including the sale of inventory, in the ordinary course of the Company's business);

                           (f)      amend or otherwise modify in any material
respect, or terminate, any material Contract, or enter into any joint venture, material lease or material management agreement or other material agreement of the Company or any of its Subsidiaries, except where any such action would not, individually or in the aggregate, have a Material Adverse Effect on the Company, provided that the Company may amend its contract with Centeon Bio-Services, Inc. without the consent of Purchaser so long as such amendment does not (i) increase the volume of plasma to be provided by the Company under such agreement, (ii) extend the term of such agreement, or (iii) modify the pricing terms of such agreement in a manner materially adverse to the Company.

                           (g)      except for borrowings in the ordinary course
under its credit facility and incurrence of trade payables in the ordinary course of the Company's business, incur any additional indebtedness (including for this purpose any indebtedness evidenced by notes, debentures, bonds, leases or other similar instruments, or secured by any lien on any property, conditional sale obligations, obligations under any title retention agreement and obligations under letters of credit or similar credit transaction) in a single transaction or a group of related transactions, enter into a guaranty, or engage in any other financing arrangements having a value in excess of 1% of the Company's assets, or make any loans, advances or capital contributions to, or investments in, any other Person; provided, however, that Purchaser's consent shall not be required for borrowings by the Company or any of its Subsidiaries in connection with asset acquisitions consented to by Purchaser or for which consent is not required pursuant to Section 7.1(d);

                           (h)      alter through merger, liquidation,
reorganization, restructuring or similar action its corporate structure or ownership;

                           (i)      except as may be required as a result of a
change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                           (j)      except as required in accordance with
generally accepted accounting principles, revalue any of its assets, including, without limitation, writing down the value of its inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

                           (k)      make any tax election, change any annual tax
accounting period, amend any tax return, settle or compromise any income tax liability, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund or fail to make the payments or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment, except where any such action would not have a Material Adverse Effect on the Company;

                           (l)      settle or compromise any pending suit,
action or claim for an amount exceeding $100,000, provided that (i) Purchaser's consent is not required for any settlement in respect of the current arbitration involving Life Sciences up to the amount reserved in the Company Financial Statements as of the date hereof, and (ii) Purchaser's consent shall not be required where the Company or any of its Subsidiaries is the plaintiff party and is paying less than $100,000 to settle or compromise such pending suit, action or claim;

                           (m)      except for the payment of bonuses up to an
aggregate amount of $500,000 to directors, officers and/or other employees based on fiscal year 2001 performance, materially increase in any manner the compensation or fringe benefits of any of its directors, officers and other key employees or pay any material benefit not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement or any other type of Company Benefit Plan with or for the benefit of any employee, other than increases in the compensation of employees who are not officers or directors of the Company or any of its Subsidiaries made in the ordinary course of business consistent with past practice, or, except to the extent required by law, voluntarily accelerate the vesting of any compensation or benefit;

                           (n)      waive, amend or allow to lapse any material
term or material condition of any material confidentiality or "standstill" agreement to which the Company is a party;

                           (o)      change the Company's dividend policy;

                           (p)      enter into any transaction with a director
or executive officer of the Company or any of its Subsidiaries or any Immediate Family Member of any such director or executive officer other than in the ordinary course of business consistent with past practices;

                           (q)      enter into any business other than the
ownership, management, operation and development of the Company Products and Services and business related thereto;

                           (r)      pursuant to or within the meaning of any
bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a custodian of it or for all or substantially all of its property or (iv) make a general assignment for the benefit of its creditors;

                           (s)      purchase or lease or enter into a binding
agreement to purchase or lease any material real property; provided, however, that Purchaser's consent shall not be required (i) for leases entered into by the Company or any of its Subsidiaries in connection with asset acquisitions consented to by Purchaser or for which consent is not required pursuant to
Section 7.1(d), (ii) to the exercise by the Company or any of its Subsidiaries of renewal or extension options on existing leases and (iii) to the renegotiation by the Company or any of its Subsidiaries of existing leases to extend the term of any such leases; provided that in the case of either clause
(ii) or (iii) of this Section 7.1(s), such exercise of renewal or extension options on existing leases or renegotiation of existing leases shall be effected on the basis of market rates applicable to the geographic areas in respect of such leases;

                           (t)      enter into any employment agreement with any
officer or key employee; or

                           (u)      take, or agree in writing or otherwise to
take, any of the foregoing actions.

                  Section 7.2 CONSULTATION WITH PURCHASER. During the period from the date hereof through the Effective Time, as reasonably requested by Purchaser, senior management of the Company shall consult with Purchaser concerning significant matters affecting the business of the Company.

                  Section 7.3 CONDUCT OF BUSINESS OF SUB PENDING THE MERGER. During the period from the date of this Agreement through the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.


                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

                  Section 8.1 PROXY STATEMENT. The Company shall use commercially reasonable efforts to promptly prepare and file with the SEC the proxy statement of the Company with respect to the Special Meeting (the "PROXY STATEMENT") and obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Purchaser, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof. The Company shall, as promptly as practicable, provide to Purchaser copies of any written comments received from the SEC with respect to the Proxy Statement and advise Purchaser of any oral comments with respect to the Proxy Statement received from the SEC. Purchaser agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Special Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Special Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Purchaser or Sub will be deemed to have been supplied by Purchaser and information concerning or related to the Company shall be deemed to have been supplied by the Company.

                  Section 8.2 INDEMNIFICATION. (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company (the "INDEMNIFIED PARTIES") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company, or is or was serving at the request of the Company or any Subsidiary of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise or (ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time, Purchaser shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, as and to the full extent permitted by applicable Law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time),
(A) the Company, and after the Effective Time, Purchaser shall cause the Surviving Corporation to, and the Surviving Corporation shall, promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (B) the Indemnified Parties may retain one counsel satisfactory to them (except in case of a conflict of interest among two or more Indemnified Parties, in which case more than one counsel may be retained), and the Company, and after the Effective Time, Purchaser shall cause the Surviving Corporation to, and the Surviving Corporation shall, pay all reasonable fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefore are received and (C) the Company and the Surviving Corporation will, and Purchaser will cause the Surviving Corporation to, use their commercially reasonable efforts to assist in the defense of any such matter; provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further, that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if, but only to the extent that, a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 8.2, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation, thereof; provided that the failure to so notify shall not affect the obligations of the Company and the Surviving Corporation except to the extent such failure to notify materially prejudices such party. Purchaser hereby unconditionally and irrevocably guarantees for the benefit of the Indemnified Parties the obligations of the Surviving Corporation under the foregoing indemnification arrangements, including any such existing indemnification agreements to which the Company is a party.

                           (b)      Purchaser and Company agree that all rights
to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees and agents of the Company and the Subsidiaries of the Company in the Certificate of Incorporation and By-Laws of the Company as in effect as of the date hereof with respect to matters occurring at or prior to the Effective time, including the Merger, shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each, a "CLAIM") asserted or made within such period shall continue until the disposition of such Claim. For a period of six years after the Effective Time, the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, cause to be maintained in effect the existing directors' and officers' liability insurance and fiduciary insurance policies with an amount of coverage not less than one hundred percent (100%) of the amount of existing coverage and with at least the same scope of the existing coverage, or policies that are no less favorable to the Indemnified Parties, and with an amount of coverage not less than one hundred percent (100%) of the amount of existing coverage, than the policies which are currently maintained by the Company, with respect to claims arising from facts or events which occurred at or before the Effective Time, so long as such policies are available for an annual premium which is no more than two hundred percent (200%) of the current annual premium for the existing policies; provided, that if such policies are not available for an annual premium of no more than two hundred percent (200%) of the current annual premium, then policies in an amount and scope as great as can be obtained for an annual premium of two hundred percent (200%) of the current annual premium shall be obtained.

                           (c)      This Section 8.2 is intended for the
irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Purchaser, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 8.2.

                           (d)      In the event that the Surviving Corporation
or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 8.2.

                           (e)      To the extent permitted by law, all rights
of indemnification and advancement of expenses for the benefit of any Indemnified Party shall be mandatory rather than permissive.

                  Section 8.3 ADDITIONAL AGREEMENTS. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to lift any injunction to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

                           (b)      In case at any time after the Effective Time
any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Purchaser, the Company and the Surviving Corporation shall use commercially reasonable efforts to take all such necessary action.

                           (c)      At the reasonable request of Purchaser, the
Company will use commercially reasonable efforts to cooperate with Purchaser's efforts to obtain the Financing and the consummation of the transactions associated therewith, provided that (i) all such information and discussions shall be provided only to those persons executing confidentiality agreements with the Company on terms at least as restrictive to the recipient as those contained in the Confidentiality Agreement, (ii) the Company shall not be required to disclose or discuss any information which the Company is not permitted to disclose under applicable law or by contractual agreement, (iii) in no event shall this Section 8.3(c) be deemed to require the Company to modify or agree to modify any terms of this Agreement and (iv) in no event shall the Company's obligations under this Section 8.3(c) be deemed to limit Purchaser's obligations under Section 8.13 or the Company's termination rights set forth in
Article X.

                           (d)      Without limiting the foregoing, each of
Purchaser and the Company undertakes and agrees to file as soon as practicable after the date hereof the HSR Act filing and any other filings required by antitrust regulations of other jurisdictions including foreign countries. Each of Purchaser and the Company shall (i) use all best efforts to comply as expeditiously as possible with all lawful requests of the Federal Trade Commission (the "FTC") or the Antitrust Division for additional information and documents, and (ii) not under any circumstances whatsoever extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, and (iii) use all best efforts, including litigation with the FTC or the Antitrust Division if necessary, to cause the expeditious termination of the HSR Act waiting period and the efficient and expeditious conclusion of review by the FTC or the Antitrust Division under the HSR Act.

                           (e)      Subject to the fiduciary duties of the Board
of Directors of the Company, the Company shall keep Purchaser informed of, and give Purchaser the opportunity to participate in the defense or settlement of, any stockholder or other third party litigation against the Company or its directors relating to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby. The Company shall not enter into any settlement of such stockholder or other third-party litigation against the Company or its directors which provides for injunctive relief against the Company or Purchaser or monetary payment by the Company, in either case without the written consent of Purchaser; provided, however, that with respect to any such settlement of stockholder litigation against the Company or its directors providing solely for a monetary payment, Purchaser shall not unreasonably withhold or delay such consent.

                  Section 8.4 STOCKHOLDERS' APPROVAL AND BOARD OF DIRECTORS RECOMMENDATION. (a) Subject to the terms and conditions contained herein, the Company shall, as promptly as practicable, submit this Agreement for the adoption by its stockholders at the Special Meeting and shall use its commercially reasonable efforts to obtain adoption of this Agreement by its stockholders.

                           (b)      The Board of Directors of the Company shall
recommend the adoption of this Agreement by the stockholders of the Company in the Proxy Statement and otherwise (the "COMPANY RECOMMENDATION"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) such recommendation in any manner materially adverse to Purchaser or take any action or make any statement in connection with the Special Meeting inconsistent with such recommendation (collectively, a "CHANGE IN COMPANY RECOMMENDATION"); provided (i) the foregoing shall not prohibit disclosure (and such disclosure shall not be deemed to be a Change in Company Recommendation) in the Proxy Statement or otherwise of factual information regarding the business, financial condition or results of operations of the Company or the fact that an Alternative Proposal (as defined in Section 8.5(a)) has been made, the identity of the Person making such proposal or the material terms of such proposal; and
(ii) that the Board of Directors of the Company may make a Change in Company Recommendation pursuant to Section 8.5(b) hereof. Notwithstanding any Change in Company Recommendation subsequent to the expiration of the Window Period (as defined below), if, at the expiration of the Window Period, no Superior Proposal (as defined in Section 8.5(b)) has been received by the Company in accordance with the terms of this Agreement, or one or more Superior Proposals has been received by the Company during the Window Period in respect of each of which a Matching Offer (as defined in Section 8.5(b)) has been delivered by Purchaser to the Company, then this Agreement shall be submitted to the stockholders of the Company at the Special Meeting for the purpose of adopting this Agreement. As used in this Agreement, the term "WINDOW PERIOD" shall mean the period of time commencing on the date of this Agreement and ending at midnight New York time on the 20th business day thereafter, unless the Company shall have furnished to Purchaser written notice of the Company's intent to terminate this Agreement pursuant to Section 10.4(b), which notice shall contain the material terms of a Superior Proposal along with the name of the person or entity making the Superior Proposal (a "NOTICE OF SUPERIOR PROPOSAL") during the final 96 hours of such period, in which case the

Window Period shall expire 96 hours following Purchaser's receipt of such Notice of Superior Proposal, and such extension of the Window Period shall be repeated for each receipt by Purchaser of a subsequent Notice of Superior Proposal, provided that the Window Period shall not be extended beyond such 20 business day period in respect of a Third Party (as defined in Section 8.5(a)) who (x) has delivered a Superior Proposal to the Company after midnight New York time on the 20th business day following the date of this Agreement notwithstanding that another Third Party has caused the Window Period to be extended as provided herein or (y) has submitted a Superior Proposal prior to the 20th business day following the date hereof but who has failed to increase its last Superior Proposal on a timely basis in response to a Matching Offer notwithstanding that another Third Party has caused the Window Period to be further extended as provided herein.

                  Section 8.5 NO SOLICITATION. (a) The Company agrees that, except as provided in Section 8.5(c), (i) neither it nor any of its Subsidiaries shall, nor shall its or any of its Subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or all or any significant portion of the equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being referred to herein as an "ALTERNATIVE PROPOSAL"), or engage in any negotiations concerning, or provide any information or data to, or have any discussions with, any person other than Purchaser, Sub or any affiliates thereof (a "THIRD PARTY") relating to an Alternative Proposal, or release any Third Party from any obligations under any existing standstill agreement or arrangement, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (ii) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing.

                           (b)      Notwithstanding anything in this Agreement
to the contrary, the Company and its Board of Directors shall be permitted to
(i) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with respect to an Alternative Proposal, (ii) file a Form 8-K with the SEC and issue a press release in accordance with Section 8.12 with respect to the entering into of this Agreement and the transactions contemplated hereby, including any exhibits deemed appropriate with respect to such Form 8-K and (iii) effect a Change in Company Recommendation, if, in the case of this clause (iii), (A) the Company receives a bona fide, written proposal or offer relating to an Alternative Proposal by a Third Party, which the Board of Directors determines in good faith (after consulting the Board of Directors' independent legal and financial advisors) (I) is reasonably likely to result in terms which are more favorable from a financial point of view to the holders of Shares than the Merger and the other transactions contemplated by this Agreement and (II) is reasonably capable of being consummated (provided that the Company, including the Board of Directors, and any of its advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal, any material contingencies and the capability of consummation) (any such proposal or offer being referred to herein as a "SUPERIOR PROPOSAL"),
(B) the Company has furnished to Purchaser a Notice of Superior Proposal and (C) Purchaser does not, within 48 hours of Purchaser's receipt of the Notice of Superior Proposal, deliver to the Company a binding, written offer to acquire 100% of the equity securities of the Company (by merger or otherwise) that the Board of Directors of the Company determines in its good faith judgment to be at least as favorable to the Company's stockholders as such Superior Proposal (any such proposal or offer being referred to herein as a "MATCHING OFFER"). The Company agrees that it will use commercially reasonable efforts to inform promptly its directors, officers, key employees, agents and representatives of the obligations undertaken in this
Section 8.5. Notwithstanding anything to the contrary in this Agreement, the Board of Directors of the Company may effect a Change in Company Recommendation if in the good faith opinion of the Board of Directors of the Company, after consultation with counsel, the Company Recommendation is reasonably determined to be inconsistent with its fiduciary duties to the Company's stockholders under applicable law. Any such Change in Company Recommendation shall not constitute a breach of this Agreement.

                           (c)      Notwithstanding anything in this Agreement
to the contrary, the Company may engage in discussions or negotiations with, or provide information to, any Person in response to a bona fide written Alternative Proposal by any Person not solicited by the Company in violation of this Section 8.5, if and only to the extent that, (i) such Alternative Proposal constitutes a Superior Proposal (provided that the Company, including its Board of Directors and any of its advisors, shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal, any material contingencies and the capability of consummation), (ii) prior to providing any non-public information or data to any Person in connection with an Alternative Proposal by any such Person, the Company's Board of Directors receives from such Person an executed confidentiality agreement containing confidentiality terms as least as stringent as those contained in the Confidentiality Agreement referred to in Section 8.7 (except that the confidentiality agreement to be entered into with a Third Party does not have to contain a limit on the time period during which information can be exchanged between the Company and the Third Party) and (iii) concurrently with the provision of any non-public information or data to any Person in connection with an Alternative Proposal or entering into discussions or negotiations with any Person in connection with an Alternative Proposal, the Company notifies Purchaser of such Alternative Proposal, any such non-public information requested from the Company, or any such discussions or negotiations sought to be initiated or continued with, any of the Company's representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers.

                           (d)      Nothing in this Section 8.5 shall permit the
Company to terminate this Agreement other than pursuant to Article X hereof.

                  Section 8.6 DIRECTORS. At the Effective Time, the Company will obtain a resignation of each director not specified in Schedule 2.3.

                  Section 8.7 ACCESS TO INFORMATION, EMPLOYEES AND COMPANY PROPERTIES. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Purchaser ("REPRESENTATIVES"), in order to evaluate the transactions contemplated by this Agreement, reasonable access during normal business hours and upon reasonable notice, during the period prior to the Effective Time, to all its Company Properties, Books and Records, contracts, commitments, records, officers and employees (other than that which the Company is not permitted to disclose under applicable law or by contractual agreement) and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish or make available reasonably promptly to the Purchaser
(i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law or by contractual agreement) and (ii) all other information (other than that which the Company is not permitted to disclose under applicable law or by contractual agreement) concerning it and its business, properties and personnel as the Purchaser may reasonably request (including consultation on a regular basis with respect to litigation matters). The Company shall use its commercially reasonable efforts to cause its independent auditors to grant Purchaser and its representatives reasonable access to the work papers prepared by such auditors in respect of the Company for its fiscal years ended February 28, 1999, February 29, 2000 and February 28, 2001 and for periods subsequent thereto. Purchaser agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Agreement or the Confidentiality Agreement (defined below) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement (including but not limited to the purchase of Shares other than as contemplated by this Agreement). The Confidential Disclosure Agreement, dated February 12, 2001, as amended by Amendment No. 1 thereto, dated March 29, 2001 and Amendment No. 2 thereto, dated May 29, 2001 (the "CONFIDENTIALITY AGREEMENT"), by and between the Company and Purchaser shall apply with respect to information furnished by the Company, its Subsidiaries and the Company's officers, employees, counsel, accountants and other authorized representatives hereunder.

                  Section 8.8 SPIN-OFF. (a) The Company shall use commercially reasonable efforts to satisfy the conditions to the Spin-off set forth in
Section 3.3 of the Separation Agreement and shall effect the Spin-Off if such conditions have been satisfied. The Company shall cause Life Sciences to comply with its obligations under the Separation Agreement. Notwithstanding anything in this Section 8.8 to the contrary, the parties acknowledge and agree that this
Section 8.8 shall not require the Company or Life Sciences to waive any condition to the Spin-Off set forth in the Separation Agreement.

                           (b)      The Company shall keep Purchaser informed on
a regular basis concerning material developments in the transactions contemplated by the Spin-Off Agreements and the means by which such transactions are effected.

                  Section 8.9 GOVERNMENTAL FILINGS. The Company and Purchaser shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity or Industry Compliance Entity in connection with this Agreement and the transactions contemplated hereby.

                  Section 8.10 TIMELY PAYMENT. Purchaser shall use commercially reasonable efforts, and shall cause its Subsidiaries to use commercially reasonable efforts, to pay promptly all invoiced amounts due to the Company and its Subsidiaries for Company Products and Services sold by the Company or its Subsidiaries to Purchaser or Purchaser's Subsidiaries.

                  Section 8.11 STANDSTILL AGREEMENT. (a) Except as provided in
Section 8.11(b) and contemplated by this Agreement and the transactions contemplated hereby or in connection with the execution and consummation of the Voting Agreements, Purchaser agrees that, unless authorized by the Board of Directors of the Company in writing, neither Purchaser nor any of its affiliates (as such term is defined in the Exchange Act) will in any manner, directly or indirectly, (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, (A) any acquisition of Common Stock or other voting securities of the Company; (B) any tender or exchange offer, merger or other business combination involving the Company; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (D) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or other agreements to vote any shares of Common Stock or other voting securities of the Company; (ii) form, join or in any way participate in a "group" (as defined in the Exchange Act) or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (iii) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in subsection (i) above; or (iv) enter into any discussions or arrangements with any Third Party with respect to any of the foregoing.

                           (b)      Notwithstanding anything in this Agreement
to the contrary, in the event that a Third Party shall commence a tender or exchange offer for more than 25% of the outstanding voting securities of the Company, nothing herein shall prevent Purchaser from, after termination of the Voting Agreements, commencing a tender offer to purchase any outstanding voting securities of the Company in response thereto.

                  Section 8.12 PUBLIC ANNOUNCEMENTS. The Company and Purchaser will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or any organization providing stock quotations, will not issue any such press release or make any such public statement prior to such consultation. The initial press release announcing the execution of this Agreement shall be made jointly by the Company and Purchaser promptly after the execution hereof.

                  Section 8.13 FINANCING. Purchaser shall (i) use commercially reasonable efforts to ensure that the conditions described in the Commitment Letter are fulfilled on or before September 30, 2001 and (ii) promptly inform the Company in writing (a "FINANCING NOTICE") if at any time (A) the Commitment Letter ceases to be in full force and effect, (B) Purchaser becomes aware of any fact, occurrence or condition that would cause the Commitment Letter to be terminated or ineffective or any of the conditions therein not to be met, unless Purchaser reasonably believes that any such fact, occurrence or condition may be cured by Purchaser or waived by the lender thereunder within thirty (30) calendar days of the date on which Purchaser became aware of such fact, occurrence or condition, or (C) Purchaser believes that the funding pursuant to the Commitment Letter in the full amount of the Financing is not likely to occur. Notwithstanding anything to the contrary contained in this Agreement, in the event that Purchaser is able to obtain Financing from a financing source other than pursuant to the

Commitment Letter on terms at least as favorable and no more burdensome to the Company than the terms contained in the Commitment Letter, Purchaser may terminate the Commitment Letter in favor of a new commitment letter and Financing from such new or alternative financing source (a "New Commitment Letter"), provided that Purchaser shall not have the right to terminate the Commitment Letter in favor of a New Commitment Letter if such termination would delay the consummation of the Merger past October 15, 2001. In the event that Purchaser shall terminate the Commitment Letter in favor of a New Commitment Letter, references in this Agreement to the Commitment Letter shall be replaced with references to the New Commitment Letter such that Purchaser's obligations with respect to delivering a Financing Notice shall apply to such New Commitment Letter, and in no event shall the replacement of the Commitment Letter for a New Commitment Letter limit the Company's termination rights in Article X hereof. For the avoidance of doubt, any termination of the Commitment Letter in favor of a New Commitment Letter in accordance with Section 8.13 shall not constitute a breach of this Agreement.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT

                  Section 9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                           (a)      STOCKHOLDER APPROVAL. This Agreement shall
have been adopted by the requisite vote of the holders of the Shares.

                           (b)      ANTITRUST APPROVALS. The waiting period
applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                           (c)      NO INJUNCTION. No preliminary or permanent
injunction or other order by any federal or state court in the United States of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all commercially reasonable efforts to have any such injunction lifted).

                           (d)      NO LEGISLATION. No action shall have been
taken, and no statute, rule or regulation shall have been enacted, by any state or federal government, Governmental Entity or Industry Compliance Entity in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal.

                           (e)      COMPLETION OF DISTRIBUTION. The Distribution
(as defined in the Separation Agreement) shall have been consummated in accordance with the terms and subject to the conditions set forth in the Separation Agreement.

                           (f)      FINANCING. The Company shall not have
received a Financing Notice and Purchaser shall not have become obligated to deliver a Financing Notice to the Company. The receipt by the Company of a Financing Notice or the occurrence of the obligation of Purchaser to deliver a Financing Notice, shall be deemed a failure of the condition contained in this Section 9.1(f) that cannot be satisfied or cured.

                  Section 9.2 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived by the Company:

                           (a)      COMPLIANCE WITH AGREEMENT; OFFICER'S
CERTIFICATE.

                           (i)      (A)      Purchaser and Sub shall have
                                             performed in all material respects
                                             all of their agreements contained
                                             in this Agreement required to be
                                             performed on or prior to the
                                             Closing Date.

                                    (B)      All the representations and
                                             warranties of Purchaser and Sub
                                             contained in this Agreement, which
                                             are qualified by reference to a
                                             Material Adverse Effect, must be
                                             true and correct as of the date of
                                             this Agreement and must be true and
                                             correct in all material respects as
                                             of the Closing Date as if made on
                                             the Closing Date (except to the
                                             extent they relate to a particular
                                             date other than the Closing Date).

                                    (C)      All the representations and
                                             warranties of Purchaser and Sub
                                             contained in this Agreement, which
                                             are not qualified by reference to a
                                             Material Adverse Effect, must be
                                             true and correct as of the date of
                                             this Agreement and must be true and
                                             correct on the Closing Date as if
                                             made on the Closing Date (except to
                                             the extent they relate to a
                                             particular date other than the
                                             Closing Date), except where the
                                             failure of such representations and
                                             warranties to be true and correct
                                             as of the date of this Agreement
                                             and as of the Closing Date would
                                             not, either individually or in the
                                             aggregate, have a Material Adverse
                                             Effect on Purchaser or Sub. For
                                             purposes of this Section
                                             9.2(a)(i)(C) all references to
                                             Material Adverse Effect, "material"
                                             or "materially" contained in any of
                                             Purchaser's or Sub's
                                             representations and warranties
                                             shall be disregarded.

                                    (D)      The Company shall have received a
                                             certificate of the Chief Executive
                                             Officer of each of Purchaser and
                                             Sub that (I) Purchaser and Sub have
                                             performed in all material respects
                                             all of their agreements required to
                                             be performed on or prior to the
                                             Closing Date and (II) the
                                             representations and warranties
                                             contained in this Agreement are
                                             true and correct as of the date of
                                             this Agreement and as of the
                                             Closing Date as if made on the
                                             Closing Date (except to the extent
                                             they relate to a particular date
                                             other than the Closing Date), and
                                             except as specifically identified
                                             and described in reasonable detail
                                             in such certificate.

                           (b)      INCUMBENCY CERTIFICATES. The Company shall
have received a certificate of the Secretary or an Assistant Secretary of each of Purchaser and Sub certifying the names and signatures of the officers of each of Purchaser and Sub authorized to sign this Agreement and all related documents to be delivered by Purchaser and Sub hereunder.

                           (c)      GOOD STANDING CERTIFICATE. The Company shall
have received a recently dated good standing certificate for Sub from the Secretary of State of the State of Delaware.

                           (d)      BOARD RESOLUTIONS. The Company shall have
received true and complete copies of resolutions duly and validly adopted by the Board of Directors of each of Purchaser and Sub, evidencing the respective authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, accompanied by a certificate of the Secretary or Assistant Secretary of each of Purchaser and Sub, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date.

                  Section 9.3 ADDITIONAL CONDITIONS TO OBLIGATION OF PURCHASER AND SUB TO EFFECT THE MERGER. The obligations of Purchaser and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived by Purchaser:

                           (a)      COMPLIANCE WITH AGREEMENT; OFFICER'S
CERTIFICATE.

                           (i)      (A)      The Company shall have performed in
                                             all material respects all of its
                                             agreements contained in this
                                             Agreement required to be performed
                                             on or prior to the Closing Date.

                                    (B)      Subject to Section 9.3(a)(ii), all
                                             the representations and warranties
                                             of the Company contained in this
                                             Agreement, which are qualified by
                                             reference to a Material Adverse
                                             Effect, must be true and correct as
                                             of the date of this Agreement and
                                             must be true and correct in all
                                             material respects as of the Closing
                                             Date as if made on the Closing Date
                                             (except to the extent they relate
                                             to a particular date other than the
                                             Closing Date).

                                    (C)      Subject to Section 9.3(a)(ii), all
                                             the representations and warranties
                                             of the Company contained in this
                                             Agreement, which are not qualified
                                             by reference to a Material Adverse
                                             Effect, must be true and correct as
                                             of the date of this Agreement and
                                             must be true and correct on the
                                             Closing Date as if made on the
                                             Closing Date (except to the extent
                                             they relate to a particular date
                                             other than the Closing Date),
                                             except where the failure of such
                                             representations and
                                             warranties to be true and correct
                                             as of the date of this Agreement
                                             and as of the Closing Date would
                                             not, either individually or in the
                                             aggregate, have a Material Adverse
                                             Effect on the Company or the
                                             Company after giving effect to the
                                             Spin-Off. For purposes of this
                                             Section 9.3(a)(i)(C) all references
                                             to Material Adverse Effect,
                                             "material" or "materially"
                                             contained in any of the Company's
                                             representations and warranties
                                             shall be disregarded.

                                    (D)      Purchaser and Sub shall have
                                             received a certificate of the Chief
                                             Executive Officer of the Company
                                             that (I) the Company has performed
                                             in all material respects all of its
                                             agreements required to be performed
                                             on or prior to the Closing Date and
                                             (II) the representations and
                                             warranties contained in this
                                             Agreement are true and correct as
                                             of the date of this Agreement and
                                             as of the Closing Date as if made
                                             on the Closing Date (except to the
                                             extent they relate to a particular
                                             date other than the Closing Date),
                                             and except as specifically
                                             identified and described in
                                             reasonable detail in such
                                             certificate.

                           (ii)     the requirement of the Company's
         representations and warranties as applied to the Life Sciences Business (as defined in the Spin-Off Agreements) to be true in all respects or in all material respects, as the case may be, as of the date hereof or the Closing Date, shall not be deemed to be a condition to the obligation of Purchaser and Sub to effect the Merger.

                           (b)      NO ADVERSE DEVELOPMENTS. Since the date
hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a Material Adverse Change in respect of the Company (after giving effect to the Spin-Off).

                           (c)      CONSENTS AND APPROVALS. All waivers,
consents, orders, authorizations, and approvals set forth on Schedule 9.3(c) shall have been obtained, provided that the Company's failure to obtain five or fewer of the consents in respect of the leases set forth on Schedule 9.3(c) shall not be deemed to be a condition to the obligation of Purchaser and Sub to effect the Merger.

                           (d)      SECRETARY'S CERTIFICATE. Purchaser shall
have received a certificate, dated the Closing Date, of the Secretary of the Company attaching (i) a true and complete copy of the Certificate of Incorporation of the Company, with all amendments thereto, certified by the Secretary of State of the State of Delaware, (ii) true and complete copies of the Company's By-Laws in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdictions of incorporation of the Company and each Subsidiary as of a recent date, and (iv) resolutions of the Board of Directors of the Company authorizing the execution and delivery of the Agreement and the transactions contemplated thereby (and such Secretary's Certificate shall state that no amendments to such resolutions shall have been made thereto from the date of such resolutions through the Closing Date).

                           (e)      INCUMBENCY CERTIFICATE. Purchaser shall have
received an incumbency certificate of the Company, certifying as to the names and signatures of the persons authorized on behalf of the Company to execute this Agreement and all related documents to be delivered by the Company hereunder.

                           (f)      CANCELLATION OF OPTIONS AND WARRANTS. Except
as set forth on Section 3.5 of the Company Disclosure Letter, Options and Warrants representing at least 95% of the Shares issuable upon the exercise of all Options and Warrants outstanding as of the date hereof shall have been exercised, canceled in accordance with their terms, or the holders thereof shall have consented (unless such treatment is provided for in the applicable Option or Warrant) to their cancellation or an amendment thereto in respect of such holders' right to receive the excess of the Merger Consideration over the per share Adjusted Exercise Price of such Option or Warrant pursuant to this Agreement, and documentation evidencing same shall have been delivered to Purchaser.

                           (g)      DIRECTOR RESIGNATIONS. The directors of the
Company not named on Schedule 2.3 shall have delivered written resignations (which resignations shall be effective as of the Effective Time unless an earlier date is specified in the respective resignation) to Purchaser.

                           (h)      FIRPTA CERTIFICATE. The Company shall have
delivered to Purchaser a certificate, as contemplated under and meeting the requirements of Treasury Regulations Section 1.897-2(g)(1)(ii) and 1.897-2(h)(1)(i), to the effect that as of the date hereof, giving effect to the Spin-Off, no interest in the Company constitutes a "United States real property interest" within the meaning of Section 897(c) of the Code.

                           (i)      CERTAIN FINANCIAL THRESHOLDS. Each of the
following financial and performance thresholds of the Company shall be true and correct in all respects: (i) the total assets of the Company and its Subsidiaries, excluding the total assets of Life Sciences, as of February 28, 2001 (determined on the basis of the assumptions set forth in the Pro Forma Balance Sheet for the fiscal year ended February 28, 2001), are not less than 90% of the total assets of the Company and its Subsidiaries, excluding the total assets of Life Sciences, reflected in the Pro Forma Balance Sheet for the fiscal year ended February 28, 2001 (the "Pro Forma Total Assets"); (ii) the total liabilities of the Company and its Subsidiaries, excluding the total liabilities of Life Sciences, as of February 28, 2001 (determined on the basis of the assumptions set forth in the Pro Forma Balance Sheet for the fiscal year ended February 28, 2001), are not more than 110% of the total liabilities of the Company and its Subsidiaries, excluding the total liabilities of Life Sciences, reflected in the Pro Forma Balance Sheet for the fiscal year ended February 28, 2001 (the "Pro Forma Total Liabilities"); (iii) the total revenues of the Company and its Subsidiaries, excluding the total revenues of Life Sciences, for the fiscal year ended February 28, 2001 (determined on the basis of the assumptions set forth in the Pro Forma Income Statement for the fiscal year ended February 28, 2001), are not less than 95% of the total revenues of the Company and its Subsidiaries, excluding the total revenues of Life Sciences, as reflected in the Pro Forma Income Statement for the fiscal year ended February 28, 2001 (the

"Pro Forma Total Revenues"); and (iv) the Company's Annual Plasma Volume for the fiscal year ended February 28, 2001 is not less than 95% of the Annual Plasma Volume as provided in Section 5.28 for the Company's fiscal year ended February 28, 2001. The thresholds specified in the foregoing sentence shall not be deemed to imply any materiality threshold for any other purpose of this Agreement. In the event that the thresholds specified in this Section 9.3(i) are true and correct, but there are discrepancies between any of the Pro Forma Total Assets, Pro Forma Total Liabilities, Pro Forma Total Revenues or Annual Plasma Volume and the actual amounts, such differences shall not be deemed a breach by the Company or any of its Subsidiaries of any of the representation and warranties in this Agreement and such differences shall not be taken into account in determining whether or not there has been a Material Adverse Effect on the Company or other failure of the condition set forth in Section 9.3(a).

                           (j)      CONFIRMATION OF TERMS OF SUPPLY AGREEMENTS.
Purchaser shall have (i) had an opportunity to review all current agreements between the Company and its Customers or (ii) received a certificate from Barry Plost or Jerry Burdick substantially in the form of Exhibit A hereto.


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 10.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of the Company, by the mutual written consent of Purchaser, Sub and the Company.

                  Section 10.2 TERMINATION BY EITHER PURCHASER OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of the Company or the Purchaser if (a) the Merger shall not have been consummated by the earlier to occur of (i) December 31, 2001 and
(ii) the later of (A) October 31, 2001, (B) 45 calendar days after the Proxy Statement shall have been approved by the SEC or (C) 30 calendar days after the Form 10 Registration Statement (as defined in the Spin-Off Agreements) shall have been declared effective by the SEC, (b) the Special Meeting shall have been held and the stockholders of the Company shall have failed to adopt this Agreement thereat or at any adjournment or postponement thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to clause (c) above shall have used all commercially reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) or (b) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger.

                  Section 10.3 TERMINATION BY PURCHASER. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Purchaser, if (a) the Board of Directors of the Company shall have effected a Change in Company Recommendation or (b) any of the conditions specified in Sections 9.1 and 9.3 shall have not been met or waived by Purchaser at such time as such condition can no longer be satisfied; provided that the right of Purchaser to terminate this Agreement pursuant to clause (b) of this
Section 10.3 shall not be available to Purchaser if Purchaser's failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of any such condition.

                  Section 10.4 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger abandoned by the Company if (a) any of the conditions specified in Sections 9.1 and 9.2 shall not have been met or waived by the Company at such time as such condition can no longer be satisfied or (b) (i) prior to the expiration of the Window Period, the Company shall have received a Superior Proposal not solicited by the Company in violation of Section 8.5, (ii) the Company has furnished to Purchaser a Notice of Superior Proposal and (iii) Purchaser does not, within 48 hours of Purchaser's receipt of the last of one or more Notice(s) of Superior Proposal, deliver to the Company a Matching Offer with respect to the last such Notice of Superior Proposal; provided that the right of the Company to terminate this Agreement pursuant to clause (a) of this
Section 10.4 shall not be available to the Company if the Company's failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of any such condition.

                  Section 10.5 EFFECT OF TERMINATION AND ABANDONMENT. (a) As used herein a "PURCHASER TERMINATION FEE EVENT" shall mean (i) the Board of Directors of the Company shall have effected a Change of Company Recommendation and the approval of the Company's stockholders shall not have been obtained at the Special Meeting or at any adjournment or postponement thereof and Purchaser shall have terminated this Agreement pursuant to Section 10.3(a); (ii) Purchaser shall have terminated this Agreement pursuant to Section 10.3(a); (iii) Purchaser shall have terminated this Agreement pursuant to Section 10.3(b) solely because any of the conditions contained in Section 9.3(a), 9.3(d) (except for 9.3(d)(iii)) or 9.3(e) through 9.3(j) shall not have been met or waived by Purchaser at such time as any such condition can no longer be satisfied, provided that the termination by Purchaser of this Agreement pursuant to Section 10.3(b) solely for a failure of the condition contained in Section 9.3(f) shall not be a Purchaser Termination Fee Event as long as the Company shall have used commercially reasonable efforts to obtain the consents contemplated by Section 9.3(f) and at least 90% of the Shares issuable upon the exercise of Options and Warrants outstanding as of the date hereof shall have been exercised, cancelled in accordance with their terms, or the holders thereof shall have consented (unless such treatment is provided for in the applicable Options or Warrants) to their cancellation or an amendment to the agreement in respect thereof as contemplated by Section 9.3(f), provided that no termination pursuant to this clause (iii) shall be deemed a Purchaser Termination Fee Event if, at the time of such termination, the condition specified in Section 9.1(f) has not been met, unless the failure of the condition specified in Section 9.1(f) to have been met is the direct result of the failure of a condition in Section 9.1(a) through 9.1(e) or 9.3; (iv) the Company shall have terminated this Agreement pursuant to
Section 10.4(b); or (v) (A) any Person shall have made a Superior Proposal and
(B) thereafter this Agreement is terminated for any reason other than pursuant to Section 10.4(a) or those set forth in clause (i), (ii), (iii) or (iv) of this
Section 10.5 and (C) within 15 months thereafter such Superior Proposal shall have been consummated. In the event that a Purchaser Termination Fee Event shall have occurred, then the Company shall promptly, but in no event later than two business days after such Termination Fee Event, pay Purchaser a fee of $3,450,000 (the "PURCHASER TERMINATION FEE") plus the Purchaser Expenses (as defined below).

                           (b)      As used herein a "COMPANY TERMINATION FEE
EVENT" shall mean (i) the Company shall have terminated this Agreement pursuant to Section 10.4(a) solely because the condition contained in Section 9.1(f) shall not have been met at such time as such condition can no longer be satisfied, unless the failure of the condition contained in Section 9.1(f) to have been met is the direct result of the failure of a condition in Section 9.1(a) through 9.1(e) or 9.3; (ii) the Company shall have terminated this Agreement pursuant to Section 10.4(a) solely because any of the conditions contained in Section 9.2(b) or 9.2(d) shall not have been met or waived by the Company at such time as any such condition can no longer be satisfied; (iii) this Agreement is terminated by Purchaser pursuant to Section 10.3(b) solely because of the failure of a condition contained in Section 9.1, at a time when the condition contained in Section 9.1(f) shall not have been met at such time as such condition can no longer be satisfied, unless the failure of the condition contained in Section 9.1(f) to have been met is the direct result of the failure of a condition in Section 9.1(a) through 9.1(e) or 9.3; or (iv) this Agreement is terminated by Purchaser or the Company pursuant to Section 10.2(a) at a time when the condition contained in Section 9.1(f) shall not have been met at such time as such condition can no longer be satisfied, unless the failure of the condition contained in Section 9.1(f) to have been met is the direct result of the failure of a condition in Section 9.1(a) through 9.1(e) or 9.3. In the event that a Company Termination Fee Event shall have occurred, then Purchaser shall promptly, but in no event later than two business days after such termination, pay the Company a fee of $3,450,000 (the "COMPANY TERMINATION FEE") plus the Company Expenses (as defined below).

                           (c)      In the event this Agreement is terminated by
Purchaser pursuant to Section 10.2(b) or Section 10.3(b) (but solely because of a failure of a condition specified in Section 9.3(b) and not because of the failure of a condition specified in Section 9.1, 9.3(a) or 9.3(c) through 9.3(j)), then the Company shall promptly reimburse Purchaser for up to $1,500,000 of documented out-of-pocket costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby, including, but not limited to costs and expenses of accountants, attorneys and financial advisors (the "PURCHASER EXPENSES"). Notwithstanding anything herein to the contrary, the Company shall have no obligation to reimburse Purchaser for the Purchaser Expenses if Purchaser or the Company terminates this Agreement at a time when the condition contained in Section 9.1(f) shall not have been met at such time as such condition can no longer be satisfied, unless the failure of the condition contained in Section 9.1(f) to have been met is the direct result of the failure of a condition in Section 9.1(a) through 9.1(e) or 9.3.

                           (d)      In the event this Agreement is terminated by
the Company pursuant to Section 10.4(a) but solely because of a failure of a condition specified in 9.2(a) and not because of a failure of a condition specified in Section 9.1 or Section 9.2(b) through (d), then Purchaser shall promptly reimburse the Company for up to $1,500,000 of documented out-of-pocket costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including, but not limited to costs and expenses of accountants, attorneys and financial advisors (the "COMPANY EXPENSES").

                           (e)      The Company acknowledges that the agreements
contained in this Section 10.5 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Purchaser and Sub would not enter into this Agreement; accordingly, if the Company fails to pay promptly amounts due pursuant to this Section 10.5, and, in order to obtain such payment, Purchaser or Sub commences a suit which results in a judgment against the Company for the Purchaser Termination Fee and Purchaser Expenses, the Company shall pay to Purchaser its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the Purchaser Termination Fee and Purchaser Expenses at the rate of 12% per annum compounded quarterly (but in no event at a rate in excess of the rate permitted by Delaware law).

                           (f)      Purchaser and Sub acknowledge that the
agreements contained in this Section 10.5 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the Company would not enter into this Agreement; accordingly, if Purchaser fails to pay promptly amounts due pursuant to this Section 10.5, and, in order to obtain such payment, the Company commences a suit which results in a judgment against Purchaser for the Company Termination Fee and the Company Expenses, Purchaser shall pay to the Company its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of such Company Termination Fee and Company Expenses at the rate of 12% per annum compounded quarterly (but in no event at a rate in excess of the rate permitted by Delaware law).

                           (g)      In the event of termination of this
Agreement and the abandonment of the Merger pursuant to this Article X, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.5, Section 11.1, Section 11.3 and the last two sentences of Section 8.7.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the earlier to occur of (i) the termination of this Agreement and (ii) the Effective Time.

                  Section 11.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Company:

                           SeraCare, Inc.
                           1925 Century Park East, Suite 1970
                           Los Angeles, California  90067

                           Attention:  Mr. Barry Plost
                           Telecopy No.:  (310) 772-7770

                  With a copy to:

                           O'Melveny & Myers LLP
                           610 Newport Center Drive, Suite 1700
                           Newport Beach, California  92660
                           Attention:  David A. Krinsky, Esq.
                           Telecopy No.:  (949) 823-6994

                  If to Purchaser or Sub:

                           Instituto Grifols, S.A.
                           c/o Grupo Grifols, S.A.
                           C/ de la Marina, 16-18
                           Torre Mapfre, Pl. 27
                           08005 Barcelona
                           Spain
                           Attention:  Mr. Victor Grifols
                           Telecopy No.:  34 93 571 0267

                  With a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036
                           Attention:  Arnold J. Levine, Esq.
                           Telecopy No.:  (212) 969-2900

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

                  Section 11.3 FEES AND EXPENSES. Whether or not the Merger is consummated, except as provided in Section 10.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  Section 11.4 PUBLICITY. So long as this Agreement is in effect, Purchaser, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

                  Section 11.5 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the United States District Court for the District of Delaware or the State Courts of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 11.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, other than the right to receive the consideration payable in the Merger pursuant to Article III hereof, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that the Indemnified Parties shall be third-party beneficiaries of Purchaser's agreement contained in Section 8.2 hereof.

                  Section 11.7 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. In the event of any conflict between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of this Agreement shall prevail.

                  Section 11.8 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 11.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES REGARDING CONFLICTS OF LAWS.

                  Section 11.10 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware and the state courts of the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. To the fullest extent permitted by law, each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such party's respective address set forth in Section 11.2 shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Purchaser and the Company hereby appoint Paracorp Incorporated as their agent for service of process in Delaware for any suit arising hereunder. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the District of Delaware or the state courts of Delaware, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated hereby.

                  Section 11.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 11.12 HEADINGS AND TABLE OF CONTENTS. Headings of the Articles and Sections of this Agreement and the Table of Contents are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  Section 11.13 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

                  Section 11.14 WAIVERS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  Section 11.15 INCORPORATION OF DOCUMENT. The Company Disclosure Letter and all Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  Section 11.16 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  Section 11.17 SUBSIDIARIES; KNOWLEDGE OF THE COMPANY. As used in this Agreement, the word "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. As used in this Agreement, the term "KNOWLEDGE" with respect to the Company and its Subsidiaries shall mean actual knowledge of any of the executive officers and directors of the Company or its applicable Subsidiary.

                  IN WITNESS WHEREOF, Purchaser, Sub and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                        INSTITUTO GRIFOLS, S.A.



                                        By: /s/ Victor Grifols
                                           -------------------------------------
                                           Print name:
                                           Title:


                                        SI MERGER CORP.



                                        By: /s/ Victor Grifols
                                           -------------------------------------
                                           Print name:
                                           Title:


                                        SERACARE, INC.



                                        By: /s/ Barry Plost
                                           -------------------------------------
                                           Print name:
                                           Title:

                     LIST OF OMITTED SCHEDULES AND EXHIBIT

The following Schedules and Exhibit to the Agreement have been omitted and shall be furnished supplementally to the Commission upon request:

    Schedule 2.3         Directors of Surviving Corporation
    Schedule 9.3         List of Consents
    Exhibit A            Form of Certificate